                                                                   Exhibit 10.10

                             STANDARD OFFICE LEASE

                                BY AND BETWEEN

                       ARDEN REALTY LIMITED PARTNERSHIP,
                        a Maryland limited partnership,

                                 AS LANDLORD,

                                      AND

                            DESKTALK SYSTEMS, INC.,
                           a California corporation,

                                   AS TENANT



                                   SUITE 900

                              PACIFIC GATEWAY II

                                TABLE OF CONTENTS

                                                                                                                    Pages
                                                                                                                    -----
ARTICLE 1 BASIC LEASE PROVISIONS..................................................................................      1

ARTICLE 2 TERM/PREMISES...........................................................................................      2

ARTICLE 3 RENTAL..................................................................................................      3
    (a)    Basic Rental...........................................................................................      3
    (b)    Increase in Direct Costs...............................................................................      3
    (c)    Definitions............................................................................................      4
    (d)    Determination of Payment...............................................................................      8

ARTICLE 4 SECURITY DEPOSIT.......................................................................................      10

ARTICLE 5 HOLDING OVER...........................................................................................      11

ARTICLE 6 PERSONAL PROPERTY TAXES................................................................................      11

ARTICLE 7 USE....................................................................................................      12

ARTICLE 8 CONDITION OF PREMISES..................................................................................      12

ARTICLE 9 REPAIRS AND ALTERATIONS................................................................................      13

ARTICLE 10 LIENS.................................................................................................      16

ARTICLE 11 PROJECT SERVICES......................................................................................      17

ARTICLE 12 RIGHTS OF LANDLORD....................................................................................      19

ARTICLE 13 INDEMNITY; EXEMPTION OF LANDLORD FROM LIABILITY.......................................................      20
    (a)    Indemnity.............................................................................................      20
    (b)    Exemption of Landlord from Liability..................................................................      20

ARTICLE 14 INSURANCE.............................................................................................      21
    (a)    Tenant's Insurance....................................................................................      21
    (b)    Form of Policies......................................................................................      21
    (c)    Landlord's Insurance..................................................................................      22
    (d)    Waiver of Subrogation.................................................................................      22
    (e)    Compliance with Law...................................................................................      22

ARTICLE 15 ASSIGNMENT AND SUBLETTING.............................................................................      23

ARTICLE 16 DAMAGE OR DESTRUCTION.................................................................................      25

ARTICLE 17 SUBORDINATION.........................................................................................      27

ARTICLE 18 EMINENT DOMAIN........................................................................................     28

ARTICLE 19 DEFAULT...............................................................................................     28

ARTICLE 20 REMEDIES..............................................................................................     29

ARTICLE 21 TRANSFER OF LANDLORD'S INTEREST.......................................................................     31

ARTICLE 22 BROKER................................................................................................     32

ARTICLE 23 PARKING...............................................................................................     32

ARTICLE 24 WAIVER / PERFORMANCE UNDER PROTEST....................................................................     33
     (a)    Waiver...............................................................................................     33
     (b)    Right to Perform Under Protest.......................................................................     33
     (c)    Required Notice......................................................................................     33

ARTICLE 25 ESTOPPEL CERTIFICATE..................................................................................     34

ARTICLE 26 LIABILITY OF LANDLORD.................................................................................     34

ARTICLE 27 INABILITY TO PERFORM..................................................................................     35

ARTICLE 28 HAZARDOUS WASTE.......................................................................................     35

ARTICLE 29 SURRENDER OF PREMISES; REMOVAL OF PROPERTY............................................................     36

ARTICLE 30 MISCELLANEOUS.........................................................................................     37
     (a)    Severability; Entire Agreement.......................................................................     37
     (b)    Attorneys' Fees; Waiver of Jury Trial................................................................     38
     (c)    Time of Essence......................................................................................     38
     (d)    Headings; Joint and Several..........................................................................     38
     (e)    Reserved Area........................................................................................     38
     (f)    NO OPTION............................................................................................     39
     (g)    Use of Project Name; Improvements....................................................................     39
     (h)    Rules and Regulations................................................................................     39
     (i)    Quiet Possession.....................................................................................     39
     (j)    Rent.................................................................................................     39
     (k)    Successors and Assigns...............................................................................     39
     (l)    Notices..............................................................................................     39
     (m)    Persistent Delinquencies.............................................................................     40
     (n)    Right of Landlord to Perform.........................................................................     40
     (o)    Access, Changes in Project, Facilities, Name.........................................................     40
     (p)    Signing Authority....................................................................................     41
     (q)    Identification of Tenant.............................................................................     41
     (r)    Intentionally Deleted................................................................................     42
     (s)    Survival of Obligations..............................................................................     42
     (t)    Intentionally Deleted................................................................................     42

     (u)    Governing Law........................................................................................     42
     (v)    Use of Risers and Conduits...........................................................................     42
     (w)    Exhibits and Addendum................................................................................     43
     (x)    Reasonable Consent...................................................................................     43

ARTICLE 31 OPTIONS TO EXTEND.....................................................................................     43
     (a)    Option Rights........................................................................................     43
     (b)    Option Rent..........................................................................................     43
     (c)    Exercise of Options..................................................................................     44
     (d)    Determination of Market Rent.........................................................................     44

ARTICLE 32 RIGHT OF FIRST OFFER..................................................................................     45

ARTICLE 33 SIGNAGE/DIRECTORY.....................................................................................     47

ARTICLE 34 TERMINATION OPTION....................................................................................     47

ARTICLE 35 COMMUNICATION EQUIPMENT...............................................................................     48

     Exhibit "A"   Premises and Individual Suites of First Offer Space

     Exhibit "B"   Rules and Regulations

     Exhibit "C"   Notice of Lease Term Dates and Tenant's Proportionate Share

     Exhibit "D"   Tenant Work Letter

     Exhibit "E"   Form of Resolutions

                            INDEX OF DEFINED TERMS
                            ----------------------

DEFINED TERMS                                                                                  PAGE
Abatement Event................................................................................19
Abatement Notice...............................................................................19
ADA.............................................................................................6
Additional Package Units.......................................................................16
Additional Rent.................................................................................3
Affiliate......................................................................................25
Affiliated Assignee............................................................................25
Alterations....................................................................................15
Approved Working Drawings...............................................................Exhibit D
Architect...............................................................................Exhibit D
Base Year.......................................................................................2
Basic Rental (Full Service Gross)...............................................................2
Brokers.........................................................................................2
Commencement Date...............................................................................1
Communication Equipment........................................................................48
Communication Equipment Notice.................................................................48
Contractor..............................................................................Exhibit D
Control........................................................................................25
Damage Repair Estimate.........................................................................26
Direct Costs....................................................................................4
Economic Terms.................................................................................45
Effective Date..........................................................................Exhibit D
Eligibility Period.............................................................................19
Emergency Situation............................................................................14
Estimate........................................................................................8
Estimate Statement..............................................................................8
Estimated Excess................................................................................8
Event of Default...............................................................................28
Excess..........................................................................................8
Expiration Date.................................................................................1
First Month's Rent..............................................................................2
First Offer Notice.............................................................................45
First Offer Space..............................................................................45
Force Majeure..................................................................................35
Force Majeure Delays....................................................................Exhibit D
Hazardous Material.............................................................................36
HVAC...........................................................................................17
Interest Notice................................................................................44
Interest Rate..................................................................................31
Landlord........................................................................................1
Laws...........................................................................................36
Lease...........................................................................................1
Lease Year......................................................................................2

Long Lead Time Items....................................................................Exhibit D
Market Rent....................................................................................43
Non-Standard Improvements...............................................................Exhibit D
Operating Costs.................................................................................5
Option Rent....................................................................................43
Option Rent Notice.............................................................................44
Option Term....................................................................................43
Options........................................................................................43
Original Tenant................................................................................43
Outside Agreement Date.........................................................................44
Outside Date............................................................................Exhibit D
Outside Date Termination Notice.........................................................Exhibit D
Over-Allowance Amount...................................................................Exhibit D
Package Units..................................................................................16
Parking Passes..................................................................................2
Partnership Tenant.............................................................................41
Permit/Material Force Majeure Delays....................................................Exhibit D
Permitted Use...................................................................................2
Plans...................................................................................Exhibit D
Premises........................................................................................1
Project.........................................................................................1
Real Property...................................................................................4
Reassessment....................................................................................4
Rent Commencement Date..........................................................................1
Representative.................................................................................34
Review Period...................................................................................9
Second Chance Notice...........................................................................46
Security Deposit................................................................................2
Square Footage..................................................................................1
Settlement......................................................................................7
Substantial Completion..........................................................................1
Superior Leases................................................................................45
Tax Costs.......................................................................................4
Tax Increase....................................................................................4
Tenant..........................................................................................1
Tenant's Acceptance............................................................................44
Tenant's Signage...............................................................................47
Tenant's Delays.........................................................................Exhibit D
Tenant's Improvements..........................................................................12
Tenant's Proportionate Share....................................................................2
Term............................................................................................1
Termination Date...............................................................................48
Termination Fee................................................................................48
Termination Notice.............................................................................48
Termination Option.............................................................................48
Transfer.......................................................................................24

Transfer Premium...............................................................................24
Transferee.....................................................................................24
Utility Lines..................................................................................13
Working Drawings........................................................................Exhibit D

                             STANDARD OFFICE LEASE
                             ---------------------

     This Standard Office Lease ("Lease") is made and entered into as of this 27th day of July, 1999, by and between ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership ("Landlord"), and DESKTALK SYSTEMS, INC., a California corporation ("Tenant").

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described as Suite No. 900, as designated on the plan attached hereto and incorporated herein as Exhibit "A" ("Premises"), of the project ("Project") now known as Pacific Gateway 11 whose address is 19191 Vermont Avenue, Torrance, California for the Term and upon the terms and conditions hereinafter set forth, and Landlord and Tenant hereby agree as follows:

                                   ARTICLE 1

                            BASIC LEASE PROVISIONS
                            ----------------------

A.   Term:                                 Six (6) years from the Rent
                                           Commencement Date.

     Commencement Date:                    The date of full execution and
                                           delivery of this Lease.

     Rent Commencement Date:               The earlier of (i) the date Tenant
                                           first commences to conduct business
                                           in the Premises, or (ii) the date
                                           which is ten (10) business days after
                                           Tenant receives written notice of
                                           "Substantial Completion" of
                                           Improvements in the Premises. The
                                           term "Substantial Completion" shall
                                           be defined as the completion of the
                                           Improvements in the Premises (other
                                           than minor "punch list" items which
                                           shall be completed by Landlord as
                                           provided in Section 6.5 of the Tenant
                                           Work Letter) as evidenced by a notice
                                           of completion, inspectors' sign off
                                           or similar instrument or action by
                                           the appropriate-governmental
                                           authority. The anticipated Rent
                                           Commencement Date is September 15,
                                           1999.

     Expiration Date:                      The date immediately preceding the
                                           sixth (6th) anniversary of the Rent
                                           Commencement Date; provided, however,
                                           that if the Rent Commencement Date is
                                           a date other than the first day of a
                                           month, the Expiration Date shall be
                                           the last day of the month which is
                                           seventy-two (72) months after the
                                           month in which the Rent Commencement
                                           Date falls, unless extended or
                                           earlier terminated pursuant to this
                                           Lease.

B.   Square Footage:                       23,199 rentable (21,936 usable)
                                           square feet

C.   Basic Rental (Full Service Gross):

------------------------------------------------------------------------------
                        Annual         Monthly         Monthly Basic Rental
        Lease Month   Basic Rental    Basic Rental    Per Rentable Square Foot
        -----------   ------------    ------------    ------------------------

------------------------------------------------------------------------------
           1-24       $459,340.20      $38,278.35              $1.65
------------------------------------------------------------------------------
          25-72       $487,179.00      $40,598.25              $1.75
------------------------------------------------------------------------------

D.   Base Year:                       1999

E.   Tenant's Proportionate Share:    10.37% (23,199 + 223,731 = 10.37%)

F.   Security Deposit:                A security deposit of $38,278.35 shall be
                                      due and payable by Tenant to Landlord upon Tenant's execution of this Lease.

G.   Permitted Use:                   General office use

H.   Brokers:                         CB Richard Ellis, Inc.; The Everest Group,
                                      Inc.

I.   Parking Passes:                  Tenant shall have the use of three point
                                      five (3.5) parking passes for each 1,000 rentable square feet contained in the Premises, which equals eighty-one (81)
                                      passes, at the rate provided in Article 23 hereof.

J.   First Month's Rent:              The first full month's rent of $38,278.35
                                      shall be due and payable by Tenant to
                                      Landlord upon Tenant's execution of this Lease.

                                   ARTICLE 2

                                 TERM/PREMISES
                                 -------------

     The Term of this Lease shall commence on the Commencement Date as set forth in Article 1.A. of the Basic Lease Provisions and shall end on the Expiration Date set forth in Article 1.A. of the Basic Lease Provisions. Notwithstanding the fact that the Commencement Date has occurred, Tenant shall not have the right to occupy the Premises, nor shall Tenant be responsible for the payment of Rent, until the Rent Commencement Date set forth above. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term, with the first Lease Year commencing on the Rent Commencement Date; however, (a) if the Rent Commencement Date falls on a day other than the first day of a calendar month, the first Lease Year shall end on the last day of the eleventh (11th) month after the Rent Commencement Date and the second (2nd) and each succeeding Lease Year shall commence on the first day of the next calendar month, and (b) the last Lease

Year shall end on the Expiration Date. If Landlord is unable to deliver possession of the Premises to Tenant on or before the anticipated Rent Commencement Date, except as provided in Section 6.6 of the Tenant Work Letter, Landlord shall not be subject to any liability for its failure to do so, and such failure shall not affect the validity of this Lease nor the obligations of Tenant hereunder. Landlord and Tenant hereby stipulate that the initial Premises contains the number of square feet specified in Article 1.B. of the Basic Lease Provisions and that Tenant's Proportionate Share (for the initial Premises) is as specified in Article I.E. of the Basic Lease Provisions. Landlord may deliver to Tenant a Commencement Letter in a form substantially similar to that attached hereto as Exhibit "C", which Tenant shall execute and return to Landlord within five (5) business days of receipt thereof. Failure of Tenant to timely execute and deliver the Commencement Letter shall constitute acknowledgment by Tenant that the statements included in such notice are true and correct, without exception.

                                   ARTICLE 3

                                    RENTAL
                                    ------

     (a)  Basic Rental.
          ------------

Tenant agrees to pay to Landlord during the Term hereof, at Landlord's office or to such other person or at such other place as directed from time to time by written notice to Tenant from Landlord, the initial monthly and annual sums as set forth in Article 1.C of the Basic Lease Provisions, payable in advance on the first day of each calendar month, without demand, setoff or deduction, and in the event this Lease commences or the date of expiration of this Lease occurs other than on the first day or last day of a calendar month, the rent for such month shall be prorated. Notwithstanding the foregoing, the first full months rent slid] I be paid to Landlord in accordance with Article 1.J. of the Basic Lease Provisions.

     (b)  Increase in Direct Costs. The term "Base Year" means the calendar year
          ------------------------
set forth Article 1.D. of the Basic Lease Provisions. If, in any calendar year during the Term of this Lease, the "Direct Costs" (as hereinafter defined) paid or incurred by Landlord shall be higher than the Direct Costs for the Base Year, Tenant shall pay an additional sum for such and each subsequent calendar year equal to the product of the amount set forth in Article 1.E. of the Basic Lease Provisions multiplied by such increased amount of "Direct Costs." In the event that the Premises is expanded, then Tenant's Proportionate Share shall be appropriately adjusted, and as to the calendar year in which such change occurs, Tenant's Proportionate Share for such year shall be determined on the basis of the number of days during that particular calendar year that such Tenant's Proportionate Share was in effect. Notwithstanding anything to the contrary contained herein, Tenant's Proportionate Share of any increases in Direct Costs shall not increase in the event of any expansion or redevelopment of the Project. In the event this Lease shall terminate on any date other than the last day of a calendar year, the additional sum payable hereunder by Tenant during the calendar year in which this Lease terminates shall be prorated on the basis of the relationship which the number of days which have elapsed from the commencement or said calendar year to and including said date on which this Lease terminates bears to three hundred sixty-five (365). Any and all amounts due and payable by Tenant pursuant to Article 3(b), (c) and (d) hereof shall be deemed "Additional Rent" and Landlord shall be entitled to exercise the same rights and remedies upon default in these payments as Landlord is entitled to exercise with respect to defaults in monthly Basic Rental payments.

     (c)  Definitions. As used herein the term "Direct Costs" shall mean the
          -----------
stun of the following:

          (i) "Tax Costs", which shall mean any and all real estate taxes and other similar charges on real property or improvements, assessments, water and sewer charges, and all other charges assessed, reassessed or levied upon the Project and appurtenances thereto and the parking or other facilities thereof, or the real property thereunder (collectively the "Real Property") or attributable thereto or on the rents, issues, profits or income received or derived therefrom which are assessed, reassessed or levied by the United States, the State of California or any local governmental authority or agency or any political subdivision thereof, and shall include Landlord's reasonable legal fees, costs and disbursements incurred in connection with proceedings for reduction of Tax Costs or any part thereof, provided, however, if at any time after the date of this Lease the methods of taxation now prevailing shall be altered so that in lieu of or as a supplement to or a substitute for the whole or any part of any Tax Costs, there shall be assessed, reassessed or levied (a) a tax, assessment, reassessment, levy, imposition or charge wholly or partially as a net income, capital or franchise levy or otherwise on the rents, issues, profits or income derived therefrom, or (b) a tax, assessment, reassessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the Real Property and imposed upon Landlord, or (c) a license fee measured by the rent payable under this Lease, then all such taxes, assessments, reassessments or levies or the part thereof so measured or based, shall be deemed to be included in the term "Direct Costs." Notwithstanding anything to the contrary contained in this Section 3(c)(i), there shall be excluded from Tax Costs (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents or receipts attributable to operations at the Project), (ii) any items included as Operating Costs, and (iii) any items paid by Tenant under Article 6 of this Lease. In no event shall Tax Costs included in Direct Costs for any year subsequent to the Base Year be less than the amount of Tax Costs included in Direct Costs for the Base Year. In addition, when calculating Tax Costs for the Base Year, special assessments shall only be deemed included in Tax Costs for the Base Year to the extent that such special assessments are included in Tax Costs for the applicable subsequent calendar year during the Term. Notwithstanding anything to the contrary contained in this Lease, in the event that, at any time during the first three (3) Lease Years, any sale, refinancing, or change in ownership of the Real Property is consummated, and as a result thereof, and to the extent that in connection therewith, the Real Property is reassessed (the "Reassessment") for real estate tax purposes by the appropriate governmental authority pursuant to the terms of Proposition 13, then the following provisions shall apply to such Reassessment of the Real Property.

     For purposes of this Section 3(c)(i), the term "Tax Increase" shall mean that portion of the Tax Costs, as calculated immediately following the Reassessment, which is attributable solely to the Reassessment. Accordingly, the term Tax Increase shall not include any portion of the Tax Costs, as calculated immediately following the Reassessment, which (i) is attributable to the initial assessment of the value of the Real Property, the Base, Shell and Core of the Project or the tenant improvements located in the Project, (ii) is attributable to assessments which were pending immediately prior to the Reassessment which assessments were conducted during, and included in, such Reassessment, or which assessments were otherwise rendered unnecessary following the Reassessment, or
(iii) is attributable to the annual inflationary increase of real estate taxes permitted to be assessed annually under Proposition 13. During the first three
(3) years of the initial Lease Term, any Tax Increase shall be excluded from Tax Costs. After the first three (3) years of the initial Lease Term, any Tax Increase shall be included in Tax Costs.

     (ii) "Operating Costs", which shall mean all reasonable costs and expenses incurred by Landlord in connection with the maintenance, operation, replacement, ownership and repair of the Project, the equipment, the intrabuilding network cable, adjacent walks, malls and landscaped and common areas and the parking structure, areas and facilities of the Project, including, but not limited to, salaries, wages, medical, surgical and general welfare benefits and pension payments, payroll taxes, fringe benefits, employment taxes, workers' compensation, uniforms and dry cleaning thereof for all persons who perform duties connected with the operation, maintenance and repair of the Project, its equipment, the intrabuilding network cable and the adjacent walks and landscaped areas, including janitorial, gardening, security, parking, operating engineer, elevator, painting, plumbing, electrical, carpentry, heating, ventilation, air conditioning, window washing, hired services, a reasonable allowance for depreciation of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, accountant's fees incurred in the preparation of rent adjustment statements, legal fees, real estate tax consulting fees, personal property taxes on property used in the maintenance and operation of the Project, fees, costs, expenses or dues payable pursuant to the terms of any covenants, conditions or restrictions pertaining to the Project, capital expenditures incurred to effect economics of operation of, or stability of services to, the Project and capital expenditures required by government regulations, laws, or ordinances including, but not limited to the Americans with Disabilities Act; costs incurred (capital or otherwise) on a regular recurring basis every three (3) or more years for certain maintenance projects (e.g., parking lot slurry coat or replacement of lobby and elevator cab carpeting); the cost of all charges for electricity, gas, water and other utilities furnished to the Project, including any taxes thereon; the cost of all charges for fire and extended coverage, liability and all other insurance for the Project carried by Landlord; the cost of all building and cleaning supplies and materials; the cost of all charges for cleaning, maintenance and service contracts and other services with independent contractors and administration fees; a property management fee (which fee may be imputed if Landlord has internalized management or otherwise acts as its own property manager) and license, permit and inspection fees relating to the Project. Landlord shall use commercially reasonable efforts to obtain competitive pricing for items included in Operating Costs. In the event, during any calendar year, the Project is less than ninety-five percent (95%) occupied at all times, Operating Costs shall be adjusted to reflect the Operating Costs of the Project as though ninety-five percent (95%) were occupied at all times, and the increase or decrease in the sums owed hereunder shall be based upon such Operating Costs as so adjusted. In no event shall costs for any item of utilities included in Direct Costs for any year subsequent to the Base Year be less than the amount included in Direct Costs for the Base Year for such utility item. Notwithstanding anything to the contrary set forth in this Article 3, unless Operating Costs for the applicable subsequent year include the following items, when calculating Operating Costs for the Base Year, Operating Costs shall exclude (a) market-wide labor-rate increases due to extraordinary circumstances including, but not limited to, boycotts and strikes, (b) utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages, and (c) amortization of any capital items including, but not limited to, capital improvements, capital repairs and capital replacements (including such amortized costs where the actual improvement, repair or replacement was made in prior years).

     Notwithstanding anything above to the contrary, Operating Costs shall not include (1) the cost of providing any service directly to and paid directly by any tenant (outside of such tenant's Direct Cost payments); (2) the cost of any items for which Landlord is reimbursed by insurance proceeds, condemnation awards, a tenant of the Project, or otherwise to the extent so reimbursed; (3) any real estate brokerage commissions or other costs incurred in procuring tenants, or any fee in lieu of commission; (4) depreciation, amortization of principal and interest on mortgages or ground lease payments (if any); (5) costs of items considered capital repairs, replacements, improvements and equipment under generally accepted accounting principles' consistently applied except as expressly included in Operating Costs pursuant to the definition above; (6) costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Project or any law, code, regulation, ordinance or the like; (7) Landlord's general corporate overhead and general and administrative expenses; (8) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord (other than in the parking facility for the Project during any Option Term); (9) costs incurred in connection with upgrading the Project to comply with disability, life, seismic, fire and safety codes, ordinances, statutes, or other laws in effect prior to the Rent Commencement Date, including, without limitation, the Americans with Disabilities Act ("ADA"), including penalties or damages incurred due to such non-compliance; (10) bad debt expenses and interest, principal, points and fees on debts (except in connection with the financing of items which may be included in Operating Costs so long as the cost of any such financing is at a commercially reasonable rate) or amortization on any ground lease, mortgage or mortgages or any other debt instrument encumbering the Project (including the land on which the Project is situated); (11) marketing costs, including leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project, including attorneys, accounting or other professional fees (except for any such in-house professionals) and other costs and expenditures incurred in connection with disputes with present or prospective tenants or other occupants of the Project, (12) real estate brokers' leasing commissions; (13) costs, including permit, license and inspection costs, incurred with respect to the installation of improvements made for Tenant or other tenants or occupants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating space for Tenant or other tenants or other occupants in the Project; (14) any costs expressly excluded from Operating Costs elsewhere in this Lease; (15) costs of any items (including, but not limited to, costs incurred by Landlord for the repair of damage to the Projects to the extent Landlord receives reimbursement from insurance proceeds or from a third party (except that a deductible amount under any insurance policy (not to exceed the then industry-standard deductible amount) shall be included within Operating Costs); (16) rentals and other related expenses for leasing an HVAC system, elevators, or other items (except when needed in connection with normal repairs and maintenance of the Project) which if purchased, rather than rented, would constitute a capital improvement not included in Operating Costs pursuant to this Lease; (17) depreciation, amortization and interest payments, except as specifically included in Operating Costs pursuant to the terms of this Lease and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life; (18) costs incurred by Landlord for alterations (including structural additions), repairs, equipment and tools which are of a capital nature and/or which are considered capital improvements or replacements under generally accepted accounting principles, consistently applied, except as specifically included in Operating Costs pursuant to the terms of this Lease; (19) expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Project, without charge;
(20) electric power costs or other utility costs for which any tenant directly contracts with the local public service company (but Landlord shall have the right to "gross up" as if such space was vacant); (21) costs incurred in connection with the operation of retail stores selling merchandise and restaurants in the Project to the extent such costs are in excess of the costs Landlord reasonably estimates would have been incurred had such space been used for general office use; (22) costs (including in connection therewith all attorneys' fees and costs of settlement, judgments and/or payments in lieu thereof), arising from claims, disputes or potential disputes in connection with potential or actual claims or arbitrations pertaining to Landlord and/or the Project, other than such claims or respecting any services or equipment used in the operation of the Building by Landlord; (23) costs associated with the operation of the business of the partnership which constitutes Landlord as the same arc distinguished from the costs of operation of the Project; (24) costs incurred in connection with the original construction of the Project; (25) costs of correcting defects in or inadequacy of the initial design or construction of the Project, including adverse soils conditions or earthquake retrofit, to the extent required by laws in effect as of the date of this Lease; (26) charitable or political contributions of Landlord; (27) costs with respect to the creation of a mortgage or a superior lease or in connection with a sale of the Project, including survey, legal fees and disbursements, transfer stamps and appraisals, recording fees, engineering and inspection reports associated with the contemplated sale; (28) any tenant improvement allowance given to any tenant (including Tenant), whether given by contribution or credit against rent or otherwise, and any abatements or credits to base rent or additional rent; (29) any rental concessions to, or lease buy-outs of, Tenant or any other tenant in the Project; (30) the costs, expenses and fees of any asset manager or investment advisor representing Landlord or any partner or any other constituent member of Landlord (provided that Operating Costs may include a pro rata portion of the costs of any portfolio manager for the Project); (31) damages and repairs necessitated by the gross negligence or willful misconduct of Landlord or Landlord's employees, contractors or agents; and (32) costs incurred to (i) comply with laws relating to the removal of any "Hazardous Material," as that item is defined in Article 28 of this Lease, which was in existence on the Project prior to the Commencement Date, and was of such a nature that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions that it then existed on the Project, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto, and (ii) to remove, remedy, contain, or treat any Hazardous Material, which Hazardous Material is brought onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions, that it then exists on the Project, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto.

     Operating Costs shall be "net" so that they are reduced by the amount of all recoupments, discounts, credits, reductions, allowances or the like actually received by Landlord from third parties, on account of Operating Costs, except that Landlord may include in Operating Costs the reasonable and actual costs and expenses, if any, incurred by Landlord in obtaining such recoupments, discounts, credits, reductions, allowances or the like.

     (d)  Determination of Payment.
          ------------------------

          (i) If for any calendar year ending or commencing within the Term, Tenant's Proportionate Share of Direct Costs for such calendar year exceeds Tenant's Proportionate Share of Direct Costs for the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Sections 3(d)(ii) and (iii), below, and as additional rent, an amount equal to the excess (the "Excess").

          (ii) Landlord shall give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Costs for the then-current calendar year shall be and the estimated Excess (the "Estimated Excess") as calculated by comparing Tenant's Proportionate share of Direct Costs for such calendar year, which shall be based upon the Estimate, to Tenant's Proportionate Share or Direct Costs for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any calendar year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 3. If pursuant to the Estimate Statement an Estimated Excess is calculated for the then-current calendar year, Tenant shall pay, with its next installment of Monthly Basic Rental due, a fraction of the Estimated Excess for the then current calendar year (reduced by any amounts paid pursuant to the last sentence of this Section 3(d)(ii)). Such fraction shall have as its numerator the number of months which have elapsed in such current calendar year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the Monthly Basic Rental installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

          (iii) In addition, Landlord shall endeavor to give to Tenant on or before the first day of April following the end of each calendar year, a statement (the "Statement") which shall state the Direct Costs incurred or accrued for such preceding calendar year, and which shall indicate the amount, if any; of the Excess. Upon receipt of the Statement for each calendar year during the Term, if amounts paid by Tenant as Estimated Excess are less than the actual Excess as specified on the Statement, Tenant shall pay, with its next installment of Monthly Basic Rental due, the full amount of the Excess for such calendar year, less the amounts, if any, paid during such calendar year as Estimated Excess. If, however, the Statement indicates that amounts paid by Tenant as Estimated Excess are greater than the actual Excess as specified on the Statement, such overpayment shall be credited against Tenant's next installments of Estimated Excess (or if the next installment of Estimated Excess is less than the amount of such overpayment, the remainder shall be credited against Basic Rental). The failure of Landlord to timely furnish the Statement for any calendar year shall not prejudice Landlord from enforcing -its rights under this Article 3. Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Proportionate Share of the Direct Costs for the calendar year in which this Lease terminates, if an Excess is present, Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of this Article 3(d) or, in the alternative, if Tenant has overpaid any Estimated Excess, the full amount of such overpayment shall be refunded to Tenant concurrently with the Statement. The provisions of this Section 3(d)(iii) shall survive the expiration or earlier termination of the Term.

          (iv) Within one hundred eighty (180) days after receipt of a Statement by Tenant ("Review Period"), if Tenant disputes the amount set forth in the Statement, Tenant's employees or an independent certified public accountant (which accountant is a member of a nationally or regionally recognized accounting firm), designated by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord's records at Landlord's offices in Los Angeles County or, if Landlord does not then have an office in Los Angeles County, upon request from Tenant, Landlord shall forward the appropriate records to the Tenant's office in Los Angeles County at Tenant's sole cost and expense, provided that Tenant is not then in default after expiration of all applicable cure periods and provided further that Tenant and such accountant or representative shall, and each of them shall use their commercially reasonable efforts to cause their respective agents and employees to, maintain all information contained in Landlord's records in strict confidence. Notwithstanding the foregoing, Tenant shall only have the right to review Landlord's records one (1) time during any twelve (12) month period to verify and validate the amount or nature or applicability of all applicable costs, expenses or charges. Tenant's failure to dispute the amounts or the nature or applicability of any item set forth in any Statement within the Review Period shall be deemed to be Tenant's approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts or the nature or applicability of any item set forth in such Statement. If after such inspection, but within thirty (30) days after the Review Period, Tenant notifies Landlord in writing that Tenant still disputes such amounts or the nature or applicability of any item, a certification as to the proper amount shall be made in accordance with industry standard accounting practices, at Tenant's expense, by an independent certified public accountant selected by the parties and who is a member of a nationally or regionally recognized accounting firm. Landlord shall cooperate in good faith with Tenant and the accountant to show Tenant and the accountant the information upon which the certification is to be based. However, if such certification by the accountant proves that the Direct Costs set forth in the Statement were overstated by more than live percent (5%), then the cost of the accountant and the cost of such certification shall be paid for by Landlord. Promptly following the parties receipt of such certification, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as arc determined to be owing pursuant to such certification.

          (v) If the Project is a part of a multi-building development, those Direct Costs attributable to such development as a whole (and not attributable solely to any individual building therein) shall be allocated by Landlord to the Project and to the other buildings within such development on an equitable basis.

                                   ARTICLE 4

                               SECURITY DEPOSIT
                               ----------------

     Tenant has deposited with Landlord the sum set forth in Article 1.F. of the Basic Lease Provisions as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant breaches any provision of this Lease, including but not limited to the payment of rent, Landlord may, following not less than three (3) business days written notice to Tenant along with a written explanation of the reasons therefore, use all or any part of this security deposit for the payment of any rent or any other sums in default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within rive (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount. If monthly Basic Rental is increased, the amount of the security deposit required to be maintained by Tenant shall also be increased so as to maintain, at all times and from time to time, the same ratio to Monthly Basic Rental as applicable on the Rent Commencement Date. Tenant agrees that Landlord shall not be required to keep the security deposit in trust, segregate it or keep it separate from Landlord's general funds but Landlord may commingle the security deposit with its general funds and Tenant shall not be entitled to interest on such deposit. At the expiration of the Lease Term, and provided there exists no default by Tenant hereunder, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to Tenant's assignee), provided that subsequent to the expiration of this Lease, Landlord may retain from said security deposit (i) an amount reasonably estimated by Landlord to cover potential Direct Cost reconciliation payments due with respect to the calendar year in which this Lease terminates or expires (such amount so retained shall not, in any event, exceed ten percent (10%) of estimated Direct Cost payments due from Tenant for such calendar year through the date of expiration or earlier termination of this Lease and any amounts so retained and not applied to such reconciliation shall be returned to Tenant within thirty (30) days after Landlord's delivery of the Statement for such calendar year), (ii) any and all amounts reasonably estimated by Landlord to cover the anticipated costs to be incurred by Landlord to remove any signage provided to Tenant under this Lease and to repair any damage caused by such removal (in which case any excess amount so retained by Landlord shall be returned to Tenant within thirty (30) days after such removal and repair), and (iii) any and all amounts permitted by law or this Article 4. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in effect, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 4 above and/or those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor or invitee of Tenant.

                                   ARTICLE 5

                                 HOLDING OVER
                                 ------------

     Should Tenant, without Landlord's written consent, hold over after termination of this Lease, Tenant shall become a tenant from month to month, only upon each and all of the terms herein provided as may be applicable to a month to month tenancy and any such holding over shall not constitute an extension of this Lease. During such holding over, Tenant shall pay in advance, monthly, rent at one hundred twenty-five percent (125%) of the rate in effect for the last month of the Term of this Lease, in addition to, and not in lieu of, all other payments required to be made by Tenant hereunder including but not limited to Tenant's Proportionate Share of any increase in Direct Costs.
Nothing contained in this Article 5 shall be construed as consent by Landlord to any holding over of the Premises by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or earlier termination of the Term. If Tenant fails to surrender the Premises upon the expiration or termination of this Lease, Tenant agrees to indemnify, defend and hold Landlord harmless from all reasonable costs, loss, expense or liability, including. without limitation, claims made by any succeeding tenant and real estate brokers claims and attorney's fees.

                                   ARTICLE 6

                            PERSONAL PROPERTY TAXES
                            -----------------------

     Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises. In the event any or all of Tenant's trade fixtures, furnishings, equipment and other personal property shall be assessed and taxed with property of Landlord, or if the cost or value of any leasehold improvements in the Premises exceeds the cost or value of the Premises as renovated with Improvements installed at Landlord's expense and, as a result, real property taxes for the Project are increased, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property or above-standard improvements. Tenant shall assume and pay to Landlord at the time of paying Basic Rental any excise, sales, use, rent, occupancy, garage, parking, gross receipts or other taxes (other than net income taxes) which may be imposed on or on account of letting of the Premises or the payment of Basic Rental or any other sums due or payable hereunder, and which Landlord may be required to pay or collect under any law now in effect or hereafter enacted. Tenant shall pay directly to the party or entity entitled thereto all business license fees, gross receipts taxes and similar taxes and impositions which may from time to time be assessed against or levied upon Tenant, as and when the same become due and before delinquency. Notwithstanding anything to the contrary contained herein, any sums payable by Tenant under this Article 6 shall not be included in the computation of "Tax Costs" or "Operating Costs."

                                   ARTICLE 7

                                      USE
                                      ---

     Tenant shall use and occupy the Premises only for the use set forth in
Article 1.G. of the Basic Lease Provisions and shall not use or occupy the Premises or permit the same to be used or occupied for any other purpose without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole and absolute discretion, and Tenant agrees that it will use tile Premises in such a manner so as not to interfere with or infringe the rights of other tenants in the Project. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental regulations or requirements now in force or which may hereafter be in force relating to or affecting (i) the condition, use or occupancy of the Premises or the Project excluding structural changes to the Project not related to Tenant's particular use of the Premises (provided that this provision shall not apply to the construction of the Improvements pursuant to the Tenant Work Letter), and (ii) improvements installed or constructed in the Premises by or for the benefit of Tenant. Tenant shall not do or permit to be done anything which would invalidate or increase the cost of any fire and extended coverage insurance policy covering the Project and/or the property located therein and Tenant shall comply with all rules, orders, regulations and requirements of any organization which sets out standards, requirements or recommendations commonly referred to by major fire insurance underwriters. Tenant shall promptly upon demand reimburse Landlord for any additional premium charges for any such insurance policy assessed or increased by reason of Tenant's failure to comply with the provisions of this Article.

                                   ARTICLE 8

                             CONDITION OF PREMISES
                             ---------------------

     The Premises shall be initially improved as provided in, and subject to, the Tenant Work Letter attached hereto as Exhibit "D" and made a part hereof. The existing leasehold improvements in the Premises as of the date of this Lease, together with the Improvements (as defined in the Tenant Work Letter) may be collectively referred to herein as the "Tenant Improvements." The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Project were at such time in satisfactory condition. Tenant hereby waives Sections 1941 and 1942 of the Civil Code of California or any successor provision of law.

     Landlord reserves the right from time to time, but, except in the case of the installation of the initial Tenant Improvements, subject to payment by and/or reimbursement from Tenant as otherwise may be provided herein: (i) to install, use, maintain, repair, replace and relocate for service to the Premises and/or other parts of the Project pipes, ducts, conduits, wires, appurtenant fixtures, and mechanical systems, wherever located in the Premises or the Project, (ii) to alter, close or relocate any facility in the Premises or the Common Areas or otherwise conduct any of the above activities for the purpose of complying with a general plan for fire/life safety for the Project or otherwise and (iii) to comply with any federal, state or local law, rule or order with respect thereto or the regulation thereof not currently in effect. Landlord shall attempt to perform any such work with the least inconvenience to Tenant as possible, but except as provided in Section 11(h) below, Tenant shall not be permitted to withhold or reduce Basic Rental or other charges due hereunder as a result of same or otherwise make claim against Landlord for interruption or interference with Tenant's business and/or operations.

     Except as may be requested by Tenant or as may be required by law, Landlord may not install any columns, shafts, pipes, ducts, utility lines, conduits or equipment (collectively, "Utility Lines") in the Premises not located therein as of the date of this Lease unless all of the following conditions are met:

     (a) The Utility Lines are located in Tenant's non-public areas in locations which will not interfere with Tenant's use and enjoyment of such areas, or if, from the standpoint of sound architectural and engineering standards such Utility Lines cannot be located in the non-public areas without extraordinary cost, then the same are located completely beneath the floor or completely within the walls of public areas or completely above the Tenant's hung ceiling, except that: (i) the Utility Lines may not displace or interfere with the location or placement of Tenant's Utility Lines serving the Premises, it being understood that Tenant's Utility Lines have priority in their location in the Premises, and (ii) with respect to the ceiling area, in no event may the Utility Lines extend lower than a height which is twelve (12) feet above the finished floor of the Premises, and (iii) if no finished ceiling is installed by Tenant, such area will not be available to Landlord for this purpose and Landlord will be restricted to the sub-floor or interior walls as hereinbefore described; and

     (b) Such work is performed during hours that Tenant is not open for business (except in emergencies) unless Tenant, in the exercise of its reasonable discretion, agrees otherwise.

                                   ARTICLE 9

                            REPAIRS AND ALTERATIONS
                            -----------------------

     (a) Landlord shall maintain the structural portions of the Project including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass, columns, beams, shafts, stairs, elevator cabs and common areas and shall also maintain and repair the basic electrical, lifesafety, plumbing, sprinkler systems and heating, ventilating and air conditioning systems.

     (b) Notwithstanding any provision in Section 9(a) to the contrary, if an event or circumstance occurs which results in Landlord's obligation to repair or maintain the Project pursuant to Section 9(a) above and Landlord "fails to act" within a reasonable period of time (depending on the nature of the repair required) after receipt of written notice (or oral notice in the event of an Emergency Situation (as hereinafter defined)), but in any event not later than fourteen (14) days after receipt of such notice (or not later than three (3) business days in the case of an Emergency Situation), then Tenant may proceed to take such required action. For purposes of this Section 9(b), Tenant shall only be permitted to take such required action if Tenant fully complied with Landlord's standard policies and procedures with regard to repair maintenance, namely Tenant shall designate by notice to Landlord in writing one (1) individuate to be the Tenant's representative with regard to requesting repair and maintenance from Landlord. Tenant shall only be deemed to have given notice to Landlord if such specific representative (and no other person) has issued the written or oral notice of such required maintenance or repair, as applicable, to the Project manager, during normal business hours, or to the twenty-four (24) hour security guard, after normal business hours. In any event, Landlord shall only be deemed to have "failed to act" pursuant to this Article 9(b) if the Project engineer (or his or her agent) fails to respond to such Tenant's representative setting forth the course of action to be pursued by Landlord within the applicable three (3) or fourteen
(14) day period. In the event such Project engineer (or his or her agent) fails to timely respond to such maintenance or repair request, then before Tenant proceeds to take such required action, Tenant must give Landlord an additional notice in writing specifying that Tenant will take such action setting forth the action which Tenant plans to take; provided, however, that Tenant shall not be required to give this additional notice in the event of an Emergency Situation. Such additional notice, if required, must be delivered to Landlord two (2) business days before Tenant commences such action. If Landlord fails to commence to perform such obligations within such two (2) business day period or to thereafter diligently pursue such item to completion, then Tenant may perform such obligation at Landlord's expense. For purposes of this Section 9(b), the term "Emergency Situation" shall mean the loss of electrical or telecommunication service to the Premises for more than twenty-four (24) consecutive hours, or a total of twenty-four (24) hours within a three (3) consecutive business day period. An interruption of HVAC services shall not be considered to be an "Emergency Situation" pursuant to the immediately preceding sentence; however, if HVAC service is discontinued for more than twenty-four
(24) consecutive hours, or a total of twenty-four (24) hours within a three (3) consecutive business day period, Landlord agrees to provide temporary equipment for such service to the Premises. If the action taken by Tenant was an obligation to be performed by Landlord, then Tenant will be entitled to prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action plus interest thereon at the Interest Rate. In the event that the action taken by Tenant affects the common Project systems, including any intrabuilding network- cable or the structural integrity of the Project, Tenant will use only those contractors used by Landlord in the Project on such systems unless such contractors are unwilling or unable to perform or timely perform such work. In such event, Tenant may use the services of any other reputable, similarly qualified, licensed, bonded contractor approved by Landlord. Notwithstanding the foregoing, provided Tenant has made reasonable efforts to contact those contractors customarily used by Landlord in the Project, Landlord's approval of such alternative contractor shall not be required in the case of an Emergency Situation, provided that in the event Tenant utilizes such alternative contractor, Tenant shall indemnify, defend and hold Landlord harmless from and against any claims arising from the work performed in the Project by such alternative contractor. If Landlord does not deliver a detailed written objection to any invoices submitted by Tenant as a result of Tenant's exercise of its rights under this Section 9(b). within thirty (30) days after receipt, then Tenant will be entitled to deduct such amounts from rent payable by Tenant under this Lease (provided Landlord has not paid such invoices prior to the deduction from rent). If, however, Landlord does deliver such written objection to the payment of any invoice, then Tenant may exercise any of its rights at law or in equity to collect such sums plus such interest from Landlord.

     (c) Except as expressly provided as Landlord's obligation in this Article 9, Tenant shall keep the Premises in good condition and repair. All damage or injury to the Premises or the Project resulting from the act or negligence of Tenant, its employees, agents or visitors, guests, invitees or licensees licensees or by the use of the Premises shall be promptly repaired by Tenant, at its sole cost and expense, to the satisfaction of Landlord; provided, however, that for damage to the Project as a result of casualty or for any repairs that may impact the mechanical, electrical, plumbing, heating, ventilation or air-conditioning systems of the Project, Landlord shall have the right (but not the obligation) to select the contractor and oversee all such repairs. Landlord may make any repairs which arc not promptly made by Tenant after Tenant's receipt of written notice and the reasonable opportunity of Tenant to make said repair within five (5) business days from receipt of said written notice, and charge Tenant for the reasonable cost thereof, which cost shall be paid by Tenant within thirty (30) days from invoice from Landlord. Tenant shall be responsible for the design and function of all non-standard improvements (i.e., improvements which are not typical for general office use) of the Premises, whether or not installed by Landlord at Tenant's request. Except as expressly provided in Section 9(b) above, Tenant waives all rights, to make repairs at the expense of Landlord, or to deduct the cost thereof from the rent.

     (d) Tenant shall make no alterations, changes or additions in or to the Premises (collectively, "Alterations") without Landlord's prior written consent (such consent shall not be unreasonably withheld or delayed), and then only by contractors or mechanics approved by Landlord in writing and upon the approval (such approval not to be unreasonably withheld or delayed) by Landlord in writing of fully detailed and dimensioned plans and specifications pertaining to the Alterations in question, to be prepared and submitted by Tenant at its sole cost and expense. Notwithstanding the foregoing, Landlord will be deemed to have given such consent or approval if Landlord fails to disapprove such Alterations within ten (10) business days after the date Tenant submits its plans and specifications to Landlord with a written request for such approval or consent where such written request indicates that Landlord's failure to respond within such ten (10) business day period shall be deemed to constitute Landlord's approval. Except as provided in Subsection 9(f) below, Tenant shall at its sole cost and expense obtain all necessary approvals and permits pertaining to any Alterations approved by Landlord. If Landlord, in approving any Alterations, specifies a reasonable commencement date therefor, Tenant shall not commence any work with respect to such Alterations prior to such date. Tenant hereby indemnities, defends and agrees to hold Landlord free and harmless from all liens and claims of lien, and all other liability, claims and demands arising out of any work done or material supplied to the Premises by or at the request of Tenant in connection with any Alterations. The foregoing sentence shall not apply to any Improvements installed by Landlord pursuant to the terms and conditions of the Tenant Work Letter.

     (e) If permitted Alterations are made, they shall be made at Tenant's sole cost and expense and shall be and become the property of Landlord, except that Landlord may, by written notice to Tenant given at least thirty (30) days prior to the end of the Term, require Tenant at Tenant's expense to remove all partitions, counters, railings and other Alterations installed by Tenant, and to repair any damages to the Premises caused by such removal. Any and all costs attributable to or related to the applicable building codes of the city in which the Project is located (or any other authority having jurisdiction over the Project) arising from Tenants plans, specifications, improvements, alterations or otherwise shall be paid by Tenant at its sole cost and expense.

     (f) Landlord and Tenant hereby acknowledge that pursuant to the Plans referenced in Section 1 of the Tenant Work Letter, Landlord shall, at Landlord's sole cost and expense, relocate three (3) dedicated heating, ventilation and air conditioning units currently existing in the Project to service the Premises (the "Existing Package Units"). Landlord shall relocate such

Existing Package Units to sites which shall insure the maximum possible HVAC efficiency for the specific areas such units are intended to serve, as determined by Landlord's engineers. Pursuant to the Plans, Landlord shall also install separate meters in order to measure the amount of electricity furnished to such Existing Package Units. Such Existing Package Units, as of the Rent Commencement Date, shall be in good working order, condition and repair. In addition, Tenant shall be entitled to install, as an Alteration, additional dedicated heating, ventilation and air conditioning units ("Additional Package Units") within the Premises at Tenant's sole cost and expense. The plans and specifications for any Additional Package Units shall, as indicated this
Article 9, be subject to Landlord's reasonable approval. If Tenant elects to install Additional Package Units within the Premises, Tenant shall also connect, at Tenant's sole cost and expenses, the separate electrical meter installed in connection with the Existing Package Units to the Additional Package Units in order to measure the amount of electricity furnished to all such units. The Existing Package Units, together with any Additional Package Units, may be referred to herein collectively as the "Package Units." Tenant shall be responsible for Landlord's actual cost of supplying electricity to such Package Units as reflected by such meters, which amounts shall be payable on a monthly basis as Additional Rent. Tenant shall be solely responsible for maintenance and repair of the Package Units and such units shall be considered to be a fixture within the Premises and shall remain upon the Premises upon the expiration or earlier termination of the Lease Term or any applicable Option Term.

     (g)  Notwithstanding anything to the contrary contained herein, except for
(i) computer or telecommunication work, (ii) work on any Package Units servicing the Premises, or (iii) minor alterations (the cost of which does not exceed S25,000.00) not involving the base Project systems, Landlord shall perform any Alterations to be performed in accordance with this Article 9 on behalf of Tenant, which Alterations shall be constructed in a good and workmanlike manner using licensed, bonded and reputable contractors whom Landlord has approved to perform such work in the Project. Landlord shall obtain at least three (3) bids for any Alterations to be constructed in accordance with this Article 9 and all bids shall be submitted to Tenant's representative set forth in Section 6.1 of the Tenant Work Letter or such other person as Tenant may designate from time to time for Tenant's review and reasonable approval. In consideration of Landlord's coordination and performance of the foregoing work on behalf of Tenant, Landlord shall charge a supervision and administration fee in the amount of ten percent (10%) of the cost of any Alterations performed by Landlord.

     (h) The construction of initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this
Article 9.

                                  ARTICLE 10

                                     LIENS
                                     -----

     Tenant shall keep the Premises and the Project free from any mechanics' liens, vendors liens or any other liens arising out of any work performed, materials furnished or obligations incurred by Tenant, and agrees to defend, indemnify and hold harmless Landlord from and against any such lien or claim or action thereon, together with costs of suit and reasonable attorneys' fees incurred by Landlord in connection with any such claim or action. Before commencing any work of alteration, addition or improvement to the Premises, Tenant shall give

Landlord at least ten (10) business days' written notice of the proposed commencement of such work (to afford Landlord an opportunity to post appropriate notices of non-responsibility). In the event that there shall be recorded against the Premises or the Project or the property of which the Premises is a part any claim or lien arising out of any such work performed, materials furnished or obligations incurred by Tenant and such claim or lien shall not be removed or discharged within ten (10) days after Tenant receives notice of filing by bond or otherwise, Landlord shall. after five (5) days prior notice to Tenant, have the right to require that Tenant deposit with Landlord in cash, lawful money of the United States, one hundred fifty percent (150%) of the amount of such claim, which sum may be retained by Landlord until such claim shall have been removed of record or until judgment shall have been rendered on such claim and such judgment shall have become final, at which time Landlord shall have the right to apply such deposit in discharge of the judgment on said claim and any costs, including attorneys' fees incurred by Landlord, and shall remit the balance thereof to Tenant. Notwithstanding the foregoing, in the event that such claim or lien has not be removed or discharged within six (6) months after Tenant receives notice of filing, Landlord shall, at Landlord's election, have the right to require Tenant to rile a bond or otherwise remove such lien.

                                  ARTICLE 11

                               PROJECT SERVICES
                               ----------------

     (a) Landlord agrees to furnish to the Premises, at a cost to be included in Operating Costs, from 8:00 a.m. to 6:00 p.m. Mondays through Fridays and 8:00 a.m. to 1:00 p.m. on Saturdays, excepting New Year's Day, Memorial Day, Martin Luther King Day, Presidents Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day, air conditioning and heat ("HVAC") all in such reasonable quantities as in the judgment of Landlord is reasonably necessary for the comfortable occupancy of the Premises. With respect to HVAC supplied by Landlord, Landlord shall comply with any current or future laws, ordinances, rules and regulations concerning office building indoor air quality, promulgated by any government authority having jurisdiction over the Project or over persons occupying or working in the Project. In addition, Landlord shall provide electric current for normal lighting and normal office machines, elevator service and water on the same floor as the Premises for lavatory and drinking purposes in such reasonable quantities as in the judgment of Landlord is reasonably necessary for general office use. First-class janitorial and maintenance services shall be furnished five (5) days per week, excepting local and national holidays by a bonded and insured janitorial contractor retained by Landlord. Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the proper functioning and protection of the common area "air conditioning, heating, elevator, electrical intrabuilding network cable and plumbing systems. Except as otherwise provided in Section 11(h) below, Landlord shall not be liable for, and there shall be no rent abatement as a result of, any stoppage, reduction or interruption of any such services caused by governmental rules, regulations or ordinances, riot, strike, labor disputes, breakdowns, accidents, necessary repairs or other cause. Except as specifically provided in this Article 11, Tenant agrees to pay for all utilities and other services utilized by Tenant and additional building services furnished to Tenant not uniformly furnished to all tenants of the Project at the rate generally charged by Landlord to tenants of the Project.

     (b) Tenant will not, without the prior written consent of Landlord, use any apparatus or device in the Premises which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space; nor connect any apparatus, machine or device with water pipes or electric current (except through existing electrical outlets in the Premises), for the purpose of using electric current or water.

     (c) If Tenant shall require electric current in excess of that which Landlord is obligated to furnish under Article 11(a) above, Tenant shall first obtain the written consent of Landlord, which Landlord may refuse in its sole and absolute discretion, to the use thereof and Landlord may cause an electric current meter or submeter to be installed in the Premises to measure the amount of such excess electric current consumed by Tenant in the Premises. The cost of any such meter and of installation, maintenance and repair thereof shall be paid for by Tenant and Tenant agrees to pay to Landlord, promptly upon demand therefor by Landlord, for all such excess electric current consumed by any such use as shown by said meter at the rates charged for such service by the city in which the Project is located or the local public utility, as the case may be, furnishing the same, plus any additional expense incurred by Landlord in keeping account of the electric current so consumed.

     (d) If any lights, machines or equipment (including but not limited to computers) are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the air conditioning system, or generate substantially more heat in the Premises than would be generated by the building standard lights and usual office equipment, Landlord shall have the right, after five (5) days prior written notice to Tenant, to install any machinery and equipment which Landlord reasonably deems necessary to restore temperature balance, including but not limited to modifications to the standard air conditioning equipment, and the reasonable cost thereof, including the reasonable cost of installation and any additional cost of operation and maintenance occasioned thereby, shall be paid by Tenant to Landlord upon demand by Landlord. Landlord shall not be liable under any circumstances for loss of or injury to property, however occurring, through or in connection with or incidental to failure to furnish any or the foregoing. Landlord hereby acknowledges that so long as Tenant utilizes the Existing Package Units, Tenant's anticipated density in the Premises of one hundred twenty (120) people and two hundred (200) standard desk-top computers will not materially affect the temperature otherwise maintained by the Project-standard HVAC system in the Premises.

     (e) If Tenant requires heating, ventilation and/or air conditioning during times other than the times provided in Article 11(a) above, Tenant shall give Landlord such advance notice as Landlord shall reasonably require and shall pay Landlord's standard charge for such afterhours use, which rates are currently, as of the date of this Lease, Fifty-Five Dollars ($55.00) per hour (subject to increase from time to time in accordance with increases in amounts reasonably estimated by Landlord to be its cost of providing such service, which costs shall be limited to increased electrical costs). Landlord shall use commercially reasonable efforts to install an "on-demand" after-hours HVAC system servicing the Premises on or before December 31, 1999, in which case Tenant shall not be required to give Landlord advance notice of such after-hours use pursuant to the first sentence of this Article 11(e).

     (f) Landlord may impose a reasonable charge for any utilities or services (other than electric current and heating, ventilation and/or air conditioning which shall be governed by

Articles 11(c) and (e) above) utilized by Tenant in excess of the amount or type that Landlord reasonably determines is typical for general office use.

     (g) Subject to Landlord's security requirements and Articles 16 and 18 below, Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year throughout the Lease Term.

     (h) An "Abatement Event" shall be defined as an event that prevents Tenant from using the Premises or any portion thereof, as a result of any failure to provide services or access to the Premises, where (i) Tenant does not actually use the Premises or such portion thereof, and (ii) such event is not caused by the negligence or willful misconduct of Tenant, its agents, employees or contractors. Tenant shall give Landlord notice ("Abatement Notice") of any such Abatement Event, and if such Abatement Event continues beyond the "Eligibility Period" (as that term is defined below), then the Basic Rental and Tenant's Proportionate Share of Direct Costs and Tenant's obligation to pay for parking shall be abated entirely or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Basic Rental and Tenant's Proportionate Share of Direct Costs and Tenant's obligation to pay for parking for the entire Premises shall be abated entirely for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Basic Rental and Tenant's Proportionate Share of Direct Costs allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. The term "Eligibility Period" shall mean a period of five (5) consecutive business days after Landlord's receipt of any Abatement Notice(s). In the event the Abatement Event continues for one hundred eighty
(180) consecutive days, Tenant shall be entitled to terminate this Lease upon written notice to Landlord given at any time after the expiration of such one hundred eighty (180) day period but before such Abatement Event is remedied, which termination shall be effective as of the date of such notice. Such right to abate Basic Rental and Tenant's Proportionate Share of Direct Costs and/or to terminate this Lease, as applicable, shall be Tenant's sole and exclusive remedy at law or in equity for an Abatement Event.

                                  ARTICLE 12

                              RIGHTS OF LANDLORD
                              ------------------

     Landlord and its agents shall have the right to enter the Premises at all reasonable times (upon not less than twenty-four (24) hours advance notice to Tenant (except in the case of an emergency or regularly scheduled service (e.g. janitorial service)) for the purpose of cleaning the

Premises, examining or inspecting the same, serving or posting and keeping posted thereon notices as provided by law, or which Landlord deems necessary for the protection of Landlord or the Property, showing the same to prospective tenants, lenders or purchasers of the Project, in the case of an emergency, and for making such alterations, repairs, improvements or additions to the Premises or to the Project as Landlord may deem necessary or desirable. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such an entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key or may enter forcibly, only in the case of an emergency, without liability to Tenant and without affecting this Lease. Landlord shall attempt to minimize any inconvenience to Tenant in connection with any such entry and shall take all reasonable steps to avoid interruption or interference with Tenant's business and/or operations, except in the case of an emergency or regularly scheduled service (e.g., janitorial service). Landlord will provide Tenant with an opportunity to have a representative of Tenant accompany Landlord during any such entry to the Premises.

                                  ARTICLE 13

                INDEMNITY; EXEMPTION OF LANDLORD FROM LIABILITY
                -----------------------------------------------

     (a)  Indemnity. Tenant shall indemnify, defend and hold Landlord harmless
          ---------
from any and all claims arising from Tenant's use of the Premises or the Project including Tenant's Signage rights set forth in Article 33 or from the conduct of its business or from any activity, work or thing which may be permitted or suffered by Tenant in or about the Premises or the Project and shall further indemnify, defend and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under this Lease or arising from any gross negligence of Tenant or any of its agents, contractors, employees or invitees, patrons, customers or members in or about the Project and from any and all costs, attorneys' fees, expenses and liabilities incurred in the defense of any claim or any action or proceeding brought thereon, including negotiations in connection therewith. Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, excepting where the damage is caused solely by the gross negligence or willful misconduct of Landlord.

     (b)  Exemption of Landlord from Liability. Landlord shall not be liable for
          ------------------------------------
injury to Tenant's business, or loss of income therefrom, or, except in connection with damage or injury resulting from the failure of Landlord to perform its obligations under the Lease or the gross negligence or willful misconduct of Landlord, or its authorized agents, for damage that may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees, customers, agents, or contractors, or any other person in, on or about the Premises directly or indirectly caused by or resulting from fire, steam, electricity, gas, water, or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, a r conditioning, light mixtures, or mechanical or electrical systems or from intrabuilding network cable, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Project or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable to Tenant for any damages arising from any act or neglect of any other tenant of the building.

     Tenant acknowledges that Landlord's election to provide mechanical surveillance or to post security personnel in the Project is solely within Landlord's discretion; Landlord shall have no liability in connection with the decision whether or not to provide such services and Tenant hereby waives all claims based thereon. Notwithstanding the foregoing, -Landlord shall, during the initial Term hereof, maintain a security guard at the Project twenty-four
(24) hours per day, seven (7) days per week. Landlord shall not be liable for losses due to theft, vandalism, or like causes.

                                  ARTICLE 14

                                   INSURANCE
                                   ---------

     (a)  Tenant's Insurance. Tenant, shall at all times during the Term of this
          ------------------
Lease, and at its own cost and expense, procure and continue in force the following insurance coverage: (i) Commercial General Liability Insurance with a combined single limit for bodily injury and property damages of not less than Two Million Dollars ($2,000,000) per occurrence and Three Million Dollars ($3,000,000) in the annual aggregate, including products liability coverage if applicable, covering the insuring provisions of this Lease and the performance of Tenant of the indemnity and exemption of Landlord from liability agreements set forth in Article 13 hereof-, (ii) a policy of standard fire, extended coverage and special extended coverage insurance (all risks), including a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage where sprinklers are provided in an amount equal to the full replacement value new without deduction for depreciation of all (A) Tenant Improvements, Alterations, fixtures and other improvements in the Premises and (B) trade fixtures, furniture, equipment and other personal property installed by or at the expense of Tenant; (iii) Worker's Compensation coverage as required by law; and (iv) business interruption, loss of income and extra expense insurance covering failure of Tenant's telecommunications equipment and covering all other perils, failures or interruptions. Tenant shall carry and maintain during the entire Lease Term (including any option periods, if applicable), at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 14 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably required by Landlord.

     (b)  Form of Policies. The aforementioned minimum limits of policies and
          ----------------
Tenant's procurement and maintenance thereof shall in no event limit the liability of Tenant hereunder. The Commercial General Liability Insurance policy shall name Landlord, Landlord's property manager, Landlord's lender(s) and such other persons or firms as Landlord specifies from time to time, as additional insureds with an appropriate endorsement to the policy(s). All such insurance policies carried by Tenant shall be with companies having a rating of not less than A-VIII in Best's Insurance Guide. Tenant shall furnish to Landlord, from the insurance companies, or cause the insurance companies to furnish, certificates of coverage. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty
(30) days prior written notice to Landlord by the insurer. All such policies shall be endorsed to agree that Tenant's policy is primary and that any insurance carried by Landlord is excess and not contributing with any Tenant insurance requirement hereunder. Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance or furnish Landlord with renewals or binders, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge Tenant the cost thereof, which amount shall be payable by Tenant upon demand with interest (at the rate set forth in Section 20(e) below) from the date such sums are extended. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant, provided such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Lease.

     (c)  Landlord's Insurance. Landlord shall, as a cost to be included in
          --------------------
Operating Costs, procure and maintain at all times during the Term of this Lease, a policy or policies of insurance covering loss or damage to the Project in the amount of the full replacement costs without deduction for depreciation thereof (exclusive of Tenant's trade fixtures, inventory, personal property and equipment), providing protection against all perils included within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage, and special extended coverage on building. Additionally, Landlord may (but shall not be required to) carry: (i) Bodily Injury and Property Damage Liability Insurance and/or Excess Liability Coverage Insurance; and (ii) Earthquake and/or Flood Damage Insurance; and (iii) Rental Income Insurance at its election or if required by its lender from time to time during the Term hereof, in such amounts and with such limits as Landlord or its lender may deem appropriate. However, notwithstanding the foregoing, Landlord shall either carry, or shall be deemed to have elected to self-insure, the Bodily Injury and Property Damage Liability Insurance coverage described in subsection (i) of the immediately preceding sentence, and if Landlord elects to self-insure any or all of such coverage, Tenant shall be deemed to be in the same position it would have been in had Landlord actually purchased such insurance from a third party carrier. The costs of such insurance shall be included in Operating Costs.

     (d)  Waiver of Subrogation. Landlord and Tenant each agree to have their
          ---------------------
respective insurers issuing the insurance described in Sections 14(a)(ii), 14(a)(iv) and the first sentence of Section 14(c) waive any rights of subrogation that such companies may have against the other party. Tenant hereby waives any right that Tenant may have against Landlord and Landlord hereby waives any right that Landlord may have against Tenant as a result of any loss or damage to the extent such loss or damage is insurable under such policies.

     (e)  Compliance with Law. Tenant agrees that it will not, at any time,
          -------------------
during the Term of this Lease, carry any stock of goods or do anything in or about the Premises that will in any way tend to increase the insurance rates upon the Project. Tenant agrees to pay Landlord forthwith upon demand the amount of any increase in premiums for insurance against loss by fire that may be charged during the Term of this Lease on the amount of insurance to be carried by Landlord on the Project resulting from the foregoing, or from Tenant doing any act in or about said Premises that does so increase the insurance rates, whether or not Landlord shall have consented to such act on the part of Tenant. If Tenant installs upon the Premises any electrical equipment which constitutes an overload of electrical lines of the Premises, Tenant shall at its own cost and expense in accordance with all other Lease provisions, and subject to the provisions of Article 9, 10 and 11, hereof, make whatever changes are necessary to comply with requirements of the insurance underwriters and any governmental authority having jurisdiction thereover, but nothing herein contained shall be deemed to constitute Landlord's consent to such overloading. Tenant shall, at its own expense, comply with all requirements of the insurance authority having jurisdiction over the Project necessary for the maintenance of reasonable fire and extended coverage insurance for the Premises, including without limitation thereto, the installation of fire extinguishers or an automatic dry chemical extinguishing system.

                                  ARTICLE 15

                           ASSIGNMENT AND SUBLETTING
                           -------------------------

     Tenant shall have no power to, either voluntarily, involuntarily, by operation of law or otherwise, sell, assign, transfer or hypothecate this Lease, or sublet the Premises or any part thereof, or permit the Premises or any part thereof to be used or occupied by anyone other than Tenant or Tenant's employees without the prior written consent of Landlord which shall not be unreasonably withheld or delayed. Tenant may transfer its interest pursuant to this Lease only upon the following express conditions, which conditions are agreed by Landlord and Tenant to be reasonable:

     (a) That the proposed transferee shall be subject to the prior written consent of Landlord, which consent will not be unreasonably withheld but, without limiting the generality of the foregoing, it shall be reasonable for Landlord to deny such consent if:

          (i) The use to be made of the Premises by the proposed transferee is (a) not generally consistent with the character and nature of all other tenancies in the Project, or (b) a use which conflicts with any so-called "exclusive" then in favor of another tenant of the Project or any other buildings which are in the same complex as the Project, or (c) a use which would be prohibited by any other portion of this Lease (including but not limited to any Rules and Regulations then in effect);

          (ii) The financial responsibility of the proposed transferee is not reasonably satisfactory to Landlord or in any event not at least equal to those which were possessed by Tenant as of the date of execution of this Lease;

          (iii) The proposed transferee is either a governmental agency or instrumentality thereof;

          (iv)   The circumstances described in Section 28(b) below apply; or

          (v) Either the proposed transferee or any person or entity which directly or indirectly controls, is controlled by or is under common control with the proposed transferee is negotiating with Landlord to lease space in the Project.

     (b) Whether or not Landlord consents to any such transfer, Tenant shall pay to Landlord Landlord's then standard processing fee and reasonable attorneys' fees incurred in connection with the proposed transfer up to the aggregate sum of $1,000.00;

     (c) That the proposed transferee shall execute an agreement pursuant to which it shall agree to perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease applicable to that portion of the Premises so transferred; and

     (d) That an executed duplicate original of said assignment and assumption agreement or other transfer on a form reasonably approved by Landlord, shall be delivered to Landlord within five (5) days after the execution thereof, and that such transfer shall not be binding upon Landlord until the delivery thereof to Landlord and the execution and delivery of Landlord's consent thereto. It shall be a condition to Landlord's consent to any subleasing, assignment or other transfer of part or all of Tenant's interest in the Premises (hereinafter referred to as a "Transfer") that (i) upon Landlord's consent to any Transfer, Tenant shall pay and continue to pay fifty percent (50%) of any "Transfer Premium" (defined below), received by Tenant from the transferee; (ii) any sublessee of part or all of Tenant's interest in the Premises shall agree that in the event Landlord gives such sublessee notice that Tenant is in default under this Lease, such sublessee shall thereafter make all sublease or other payments directly to Landlord, which will be received by Landlord without any liability whether to honor the sublease or otherwise (except to credit such payments against sums due under this Lease), and any sublessee shall agree to attorn to Landlord or its successors and assigns at their request should this Lease be terminated for any reason, except that in no event shall Landlord or its successors or assigns be obligated to accept such attornment; (iii) any such Transfer and consent shall be effected on forms supplied by Landlord and/or its legal counsel; (iv) Landlord may require that Tenant not then be in default hereunder in any respect; and (v) Tenant or the proposed subtenant or assignee (collectively, "Transferee") shall agree to pay Landlord, upon demand, as additional rent, a sum equal to the additional costs, if any, incurred by Landlord for maintenance and repair as a result of any change in the nature of occupancy caused by such subletting or assignment. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by a Transferee in connection with a Transfer in excess of the rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer and if such Transfer is less than all of the Premises, the Transfer Premium shall be calculated on a rentable square foot basis. Landlord and Tenant hereby acknowledge that any free rent or rent abatement given to the Transferee shall be considered in determining the Transfer Premium. In any event, the Transfer Premium shall be calculated after deducting the reasonable expenses incurred by Tenant for (1) any changes, alterations and improvements to the Premises paid for by Tenant in connection with the Transfer. (2) any other out-of-pocket monetary concessions provided by Tenant to the Transferee, and (3) any advertising costs, marketing costs, legal fees or brokerage commissions paid for by Tenant in connection with the Transfer. "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by a transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to the Transferee and any payment in excess of fair market value for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to the Transferee in connection with such Transfer. Any sale, assignment, hypothecation, transfer or subletting of this Lease which is not in compliance with the provisions of this Article 15 shall be void and shall, at the option of Landlord, terminate this Lease. In no event shall the consent by Landlord to an assignment or subletting be construed as relieving Tenant, any assignee, or sublessee from obtaining the express written consent of Landlord to any further assignment or subletting, or as releasing Tenant from any liability or obligation hereunder whether or not then accrued and Tenant shall continue to be fully liable therefor. No collection or acceptance of rent by Landlord from any person other than Tenant shall be deemed a waiver or any provision of this
Article 15 or the acceptance of any assignee or subtenant hereunder, or a release of Tenant (or of any successor of Tenant or any subtenant). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under this Article 15 or otherwise has breached or acted unreasonably under this Article 15, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.

     Notwithstanding anything to the contrary contained in this Article 15, an assignment or subletting of all or a portion of the Premises to an affiliate ("Affiliate") of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), shall not be deemed a Transfer under this Article 15, provided that Tenant notifies Landlord. of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such affiliate, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. An assignee of Tenant's entire interest in this Lease pursuant to the immediately preceding sentence may be referred to herein as an "Affiliated Assignee." "Control," as used in this Article 15, shall mean the ownership, directly or indirectly, of greater than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of greater than fifty percent (50%) of the voting interest in, an entity.

     Notwithstanding anything to the contrary contained in this Article 15, Landlord shall have the option, by giving written notice to Tenant within thirty
(30) days after Landlord's receipt of a request for consent to a proposed Transfer, to terminate this Lease as to the portion of the Premises that is the subject of the Transfer. If this Lease ii so terminated with respect to less than the entire Premises, the Basic Rental and Tenant's Proportionate Share shall be prorated based on the number of rentable square feet retained by Tenant as compared to the total number of rentable square feet contained in the original Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon the request of either party, the parties shall execute written confirmation of the same. Notwithstanding the foregoing, Landlord's right to recapture the Premises as set forth above shall not apply to a sublease of a portion of the Premises which is 5,000 rentable square feet or less to subcontractor(s) of Tenant; provided that Landlord shall have the right to recapture such subleased space if (i) the term of such sublease is greater than two (2) years, or (ii) the sublease is for the entire remaining Term of the Lease (regardless of whether or not the remaining Term is less then two (2) years).

                                  ARTICLE 16

                             DAMAGE OR DESTRUCTION
                             ---------------------

     If the Project is damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Premises or the Project, the damage shall be repaired by Landlord to the extent such insurance proceeds are available therefor and provided such repairs can, in Landlord's sole opinion, be completed within one hundred eighty (180) days after the necessity for repairs as a result of such damage becomes known to Landlord without the payment of overtime or other premiums, and until such repairs are completed rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business (but there shall be no abatement of rent by reason of any portion of the Premises being unusable for a period equal to one (1) day or less). However, if the damage is due to the fault or neglect of Tenant, its employees, agents, contractors, guests, invitees and the like, there shall be no abatement of rent, unless and to the extent Landlord receives rental income insurance proceeds. Landlord shall notify Tenant as soon as reasonably possible after the date Landlord teams of the necessity for repairs as a result of damage but in any event within sixty (60) days thereafter ("Damage Repair Estimate") of Landlord's estimated assessment of the period of time in which the repairs will be completed. Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Section 14(a)(ii)(A) above; provided, however, that if the cost of repair of improvements within the Premises by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as so assigned by Tenant, such excess costs shall be paid by Tenant to Landlord prior to Landlord's repair of such damage. If the Damage Repair Estimate indicates that repairs cannot, in Landlord's opinion, be completed within one hundred eighty (180) days after the necessity for repairs as a result of such damage becomes known to Landlord without the payment of overtime or other premiums, Landlord may, at its option, either (i) make them in a reasonable time and in such event this Lease shall continue in effect and the rent (as such term is defined in Article 20(a) hereof) shall be abated, if at all, in the manner provided in this Article 16, or (ii) elect not to effect such repairs and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after Landlord learns of the necessity for repairs as a result of damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises. In addition, Landlord may elect to terminate this Lease if the Project shall be damaged by fire or other casualty or cause, whether or not tile Premises are affected, and the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies. However, if Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, and the Damage Repair Estimate indicates that repairs cannot be completed within one hundred eighty
(180) days after being commenced, Tenant may elect, not later than thirty
(30) days after Tenant's receipt of the Damage Repair Estimate, to terminate this Lease by written notice to Landlord effective as of the date specified in Tenant's notice. Finally, if the Premises or the Project is damaged to any substantial extent during the last twelve (12) months of the Term, then notwithstanding anything contained in this Article 16 to the contrary, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within sixty (60) days after Landlord learns of the necessity for repairs as the result of such damage. In the event that the Premises or the Project is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term and if such damage shall take longer than sixty (60) days to repair and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's employees, licensees, invitees or agents, then notwithstanding anything in this Article 16 to the contrary, Tenant shall have the option to terminate this Lease by written notice to Landlord of the exercise of such option within sixty (60) days after Tenant learns of the necessity for repairs as the result of such damage. A total destruction of the Project shall automatically terminate this Lease. Except as provided in this Article 16, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business or property arising from such damage or destruction or the making of any repairs, alterations or improvements in or to any portion of the Project or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant understands that Landlord will not carry insurance of any kind on Tenant's furniture, furnishings, trade fixtures or equipment, and that Landlord shall not be obligated to repair any damage thereto or replace the same. Except for proceeds relating to Tenant's furniture, furnishings, trade fixtures and equipment, Tenant acknowledges that Tenant shall have no right to any proceeds of insurance relating to property damage. With respect to any damage which Landlord is obligated to repair or elects to repair, Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases its rights under the provisions of Sections 1932 and 1933 of the California Civil Code.

                                  ARTICLE 17

                                 SUBORDINATION
                                 -------------

     This Lease is subject and subordinate to all ground or underlying leases, mortgages and deeds of trust which affect the property or the Project, including all renewals, modifications, consolidations, replacements and extensions thereof-, provided, however, if the lessor under any such lease or the holder or holders of any such mortgage or deed of trust shall advise Landlord that they desire or require this Lease to be prior and superior thereto, upon written request of Landlord to Tenant, Tenant agrees to promptly execute, acknowledge and deliver any and all documents or instruments which Landlord or such lessor, holder or holders deem necessary or desirable for purposes thereof. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all ground or underlying leases, mortgages or deeds of trust which may hereafter be executed covering the Premises, the Project or the property or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided, however, that Landlord obtains from the lender or other party in question a written undertaking in favor of Tenant to the effect that such lender or other party will not disturb Tenant's right of possession under this Lease if Tenant is not then or thereafter in breach of any covenant or provision of this Lease. Tenant agrees, within ten (10) days after Landlord's written request therefor, to execute, acknowledge and deliver upon request any and all documents or instruments requested by Landlord or necessary or proper to assure the subordination of this Lease to any such mortgages, deed of trust, or leasehold estates. Tenant agrees that in the event any proceedings are brought for the foreclosure of any mortgage or deed of trust or any deed in lieu thereof, to attorn to the purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof as so requested to do so by such purchaser and to recognize such purchaser as the lessor under this Lease; Tenant shall within five (5) days after request execute such further instruments or assurances as such purchaser may reasonably deem necessary to evidence or confirm such attornment. In the event of a foreclosure of any such mortgage or deed of trust or any other action or proceeding for the enforcement thereof, or for any sale thereunder, this Lease will not be terminated or extinguished, nor will the rights of possession of Tenant hereunder be disturbed, if Tenant is not then in default under this Lease beyond any notice and cure periods. Tenant agrees to provide copies of any notices of Landlord's default under this Lease to any mortgagee or deed of trust beneficiary whose address has been provided to Tenant and Tenant shall provide such mortgagee or deed of trust beneficiary a commercially reasonable time after receipt of such notice within which to cure any such default. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

                                  ARTICLE 18

                                EMINENT DOMAIN
                                --------------

     If the whole of the Premises or the Project or so much thereof as to render the balance unusable by Tenant shall be taken under power of eminent domain, or is sold, transferred or conveyed in lieu thereof, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, at Landlord's option. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof, provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and trade mixtures belonging to Tenant and removable by Tenant at the expiration of the Term hereof as provided hereunder or for the interruption of, or damage to, Tenant's business or the cost incurred or estimated to be incurred by Tenant for the relocation of its business to new facilities. In the event of a partial taking described in this Article 18, or a sale, transfer or conveyance in lieu thereof, which does not result in a termination of this Lease, the rent shall be apportioned according to the ratio that the part of the Premises remaining useable by Tenant bears to the total area of the Premises. Notwithstanding anything in this Article 18, if the Premises. or any material portion thereof, or any portion of the Project necessary for Tenant's access to, or use and occupancy of, the Premises, are taken within the last year of the Term, then Tenant will have the right to terminate this Lease by notice to Landlord within thirty (30) days after the effective date of the taking, in which case such termination will be effective on the date specified in Tenant's notice to Landlord. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

                                  ARTICLE 19

                                    DEFAULT
                                    -------

     Each of the following acts or omissions of Tenant or of any guarantor of Tenant's performance hereunder, or occurrences, shall constitute an "Event of Default":

     (a) Failure or refusal to pay Basic Rental, Additional Rent or any other amount to be paid by Tenant to Landlord hereunder within three (3) calendar days after notice that the same is due or payable hereunder; said three (3) day period shall be in lieu of, and not in addition to, the notice requirements of
Section 1161 of the California Code of Civil Procedure or any similar or successor law;

     (b)  Except as set forth in items (a) above and (c) through and including
(f) below, failure to perform or observe any other covenant or condition of this Lease to be performed or observed within thirty (30) days following written notice to Tenant of such failure. Such thirty (30) day notice shall be in lieu of, and not in addition to, any required under Section 1161 of the California Code of Civil Procedure or any similar or successor law;

     (c) Abandonment or vacating or failure to accept tender of possession of the Premises or any significant portion thereof;

     (d) The taking in execution or by similar process or law (other than by eminent domain) of the estate hereby created;

     (e) The filing by Tenant or any guarantor hereunder in any court pursuant to any statute of a petition in bankruptcy or insolvency or for reorganization or arrangement for the appointment of a receiver of all or a portion of Tenant's property; the filing against Tenant or any guarantor hereunder of any such petition, or the commencement of a proceeding for the appointment of a trustee, receiver or liquidator for Tenant, or for any guarantor hereunder, or of any of the property of either, or a proceeding by any governmental authority for the dissolution or liquidation of Tenant or any guarantor hereunder, if such proceeding shall not be dismissed or trusteeship discontinued within ninety (90) days after commencement of such proceeding or the appointment of such trustee or receiver; or the making by Tenant or any guarantor hereunder of an assignment for the benefit of creditors. Tenant hereby stipulates to the lifting of the automatic stay in effect and relief from such stay for Landlord in the event Tenant files a petition under the United States Bankruptcy laws, for the purpose of Landlord pursuing its rights and remedies against Tenant and/or a guarantor of this Lease;

     (f) Tenant's failure to observe or perform according to the provisions of Articles 17 or 25 within two (2) business days after notice from Landlord.

                                  ARTICLE 20

                                   REMEDIES
                                   --------

     (a) Upon the occurrence of an Event of Default under this Lease as provided in Article 19 hereof, Landlord may exercise all of its remedies as may be permitted by law, including but not limited to the remedy provided by Section 1951.4 of the California Civil Code, and including without limitation, terminating this Lease, reentering the Premises and removing all persons and property therefrom, which property may be stored by Landlord at a warehouse or elsewhere at the risk, expense and for the account of Tenant. If Landlord elects to terminate this Lease, Landlord shall be entitled to recover from Tenant the aggregate of all amounts permitted by law, including but not limited to (i) the worth at the time of award of the amount of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. The term "rent" as used in this Article 20(a) shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in items (i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in item (e), below, but in no case greater than the maximum amount of such interest permitted by law. As used in item (iii), above, the "worth at Landlord" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

     (b) Nothing in this Article 20 shall be deemed to affect Landlord's right to indemnification for liability or liabilities arising prior to the termination of this Lease for personal injuries or property damage under the indemnification clause or clauses contained in this Lease.

     (c) Notwithstanding anything to the contrary set forth herein, Landlord's re-entry to perform acts of maintenance or preservation of or in connection with efforts to relet the Premises or any portion thereof, or the appointment of a receiver upon Landlord's initiative to protect Landlord's interest under this Lease shall not terminate Tenant's right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease, this Lease shall continue in full force and effect and Landlord may enforce all of Landlord's rights and remedies hereunder including, without limitation, the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

     (d) All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord by law, and the exercise of one or more rights or remedies shall not impair Landlord's right to exercise any other right or remedy.

     (e) Any amount due from Tenant to Landlord (or from Landlord to Tenant) hereunder which is not paid within five (5) days after notice that such amount is due shall bear interest at the rate ("Interest Rate") equal to the lower of eighteen percent (18%) per annum or the maximum lawful rate of interest from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. In addition to such interest: (i) if Basic Rental is not paid within ten (10) days after the same is due, a late charge equal to ten percent (10%) of the amount overdue or $100, whichever is greater, shall be assessed and shall accrue for each calendar month or part thereof until such rental, including the late charge, is paid in full, which late charge Tenant hereby agrees is a reasonable estimate of the damages Landlord shall suffer as a result of Tenant's late payment and (ii) an additional charge of $25 shall be assessed for any check given to Landlord by or on behalf of Tenant which is not honored by the drawee thereof; which damages include Landlord's additional administrative and other costs associated with such late payment and unsatisfied checks and the parties agree that it would be impracticable or extremely difficult to fix Landlord's actual damage in such event. Such charges for interest and late payments and unsatisfied checks are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any or all of Landlord's rights or remedies under any other provision of this Lease.

     (f) Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

                                  ARTICLE 21

                        TRANSFER OF LANDLORD'S INTEREST
                        -------------------------------

     In the event of any transfer or termination of Landlord's interest in the Premises or the Project by sale, assignment, transfer, foreclosure, deed-in-lieu of foreclosure or otherwise whether voluntary or involuntary, Landlord shall be automatically relieved of any and all obligations and liabilities on the part of Landlord from and after the date of such transfer or termination, including furthermore without limitation, the obligation of Landlord under Article 4 and California Civil Code 1950.7 above to return the security deposit, provided said security deposit is transferred to said transferee and the transferee expressly assumes in writing all of the obligations and liabilities of Landlord with respect thereto. Tenant agrees to attorn to the transferee upon any such transfer and to recognize such transferee as the lessor under this Lease and Tenant shall, within five (5) days after request, execute such further instruments or assurances as such transferee may reasonably deem necessary to evidence or confirm such attornment.

                                  ARTICLE 22

                                    BROKER
                                    ------

     In connection with this Lease, Tenant warrants and represents that it has had dealings only with firm(s) set forth in Article 1.H. of the Basic Lease Provisions and that it knows of no other person or entity who is or might be entitled to a commission, finders fee or other like payment in connection herewith and does hereby indemnify and agree to hold Landlord, its agents, members, partners, representatives, officers, affiliates, shareholders, employees, successors and assigns harmless from and against any and all loss, liability and expenses that Landlord may incur should such warranty and representation prove incorrect, inaccurate or false.

                                  ARTICLE 23

                                    PARKING
                                    -------

     Tenant shall be entitled, commencing on the Rent Commencement Date and ending at the Expiration Date, to the number of unreserved parking passes set forth in Section 1(I) of the Basic Lease Provisions, which parking passes shall pertain to the Project parking facility. Tenant's unreserved parking shall be free throughout the initial Lease Term; during the Option Term, the charge for parking (if any) shall be determined as a component of Market Rent. However, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant. In the event Tenant exercises any expansion rights granted to Tenant in accordance with this Lease, Tenant's parking allocation shall be increased in proportion to such expansion space in accordance with the ratio set forth in Section l(l) of the Basic Lease Provisions. Tenant's continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenants cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations, and Tenant not being in default under this Lease. Landlord specifically reserves the right to change the size. configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may delegate its responsibilities hereunder to a parking operator or a lessee of the parking facility in which case such parking operator or lessee shall have all the rights of control attributed hereby to the Landlord. The parking passes allocated to Tenant pursuant to this Article 23 are provided to Tenant solely for use by Tenant's own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by

Tenant without Landlord's prior approval. A reasonable amount of visitor parking shall be available at the Project on a first-come, first-served basis, free during the initial Lease Term.

                                  ARTICLE 24

                      WAIVER / PERFORMANCE UNDER PROTEST
                      ----------------------------------

     (a)  Waiver. No waiver by Landlord or Tenant of any provision of this Lease
          ------
shall be deemed to be a waiver of any other provision hereof or of any subsequent breach of the same or any other provision. No provision of this Lease may be waived by Landlord, except by an instrument in writing executed by Landlord and Tenant. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to or approved. No act or thing done by Landlord or Landlord's agents during the Term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. Any payment by, or receipt of, an amount less than the total amount then due hereunder shall be deemed to be in partial payment only thereof and not a waiver of the balance due or an accord and satisfaction, notwithstanding any statement or endorsement to the contrary on any check or any other instrument delivered concurrently therewith or in reference thereto. Accordingly, Landlord may accept any such amount and negotiate any such check without prejudice to Landlord's right to recover all balances due and owing and to pursue its other rights against Tenant under this Lease, regardless of whether Landlord makes any notation on such instrument of payment or otherwise notifies Tenant that such acceptance or negotiation is without prejudice to Landlord's rights.

     (b)  Right to Perform Under Protest. If, at any time, a dispute arises
          ------------------------------
regarding any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay is asserted shall have the right to make payment "under protest" and any such payment will not be regarded as a voluntary payment. If it is determined that there was no legal obligation on the part of the protesting party to pay such sum or any part thereof, such protesting party will be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease, with interest thereon from the date of payment until repayment at the Interest Rate. If, at any time, a dispute arises between the parties regarding any work to be performed by either of them under the provisions hereof, the party against whom the obligation to perform the work is asserted may perform such work and pay the cost thereof "under protest." The performance of such work will not be regarded as voluntary performance. If it is determined that there was no legal obligation on the part of such protesting party to perform the same or any part thereof, such protesting party will be entitled to recover the cost of such work or the cost of so much thereof as such protesting party was not legally required to perform under the provisions of this Lease, with interest thereon from the date of payment until repayment at the Interest Rate.

     (c)  Required Notice. Whenever a payment is made or work is done "under
          ---------------
protest", as provided in this Article 24, the party doing so before making any such payment or doing any such work, must notify the other party in writing that is doing so "under protest".

                                  ARTICLE 25

                             ESTOPPEL CERTIFICATE
                             --------------------

     Tenant shall, at any time and from time to time, upon not less than ten
(10) days' prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying the following information, (but not limited to the following information in the event further information is requested by Landlord): (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as modified, is in full force and effect); (ii) the dates to which the rental and other charges are paid in advance, if any; (iii) the amount of Tenant's security deposit, if any; and (iv) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, and. no events or conditions then in existence which, with the passage of time or notice or both, would constitute a default on the part of Landlord hereunder, or specifying such defaults, events or conditions, if any are claimed. It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Real Property. Tenant's failure to deliver such statement within such time shall constitute an admission by Tenant that all statements contained therein are true and correct. Tenant agrees to execute all documents required in accordance with this Article 25 within ten days after delivery of said documents. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead to execute any and all documents described in this Article 25 if Tenant fails to do so within the specified time period.

                                  ARTICLE 26

                             LIABILITY OF LANDLORD
                             ---------------------

     Notwithstanding anything in this Lease to the contrary, any remedy. of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder or any claim, cause of action or obligation, contractual, statutory or otherwise by Tenant against Landlord concerning, arising out of or relating to any matter relating to this Lease and all of the covenants and conditions or any obligations, contractual, statutory, or otherwise set forth herein, shall be limited solely and exclusively to an amount which is equal to the lesser of (i) the interest of Landlord in and to the Project (including any applicable rents and insurance proceeds), and (ii) the interest Landlord would have in the Project if the Project were encumbered by third party debt in an amount equal to eighty percent (80%) of the then current value of the Project. No other property or assets of Landlord, or any member, officer, director, shareholder, partner, trustee, agent, servant or employee of Landlord (the "Representative") shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenants remedies under or with respect to this Lease, Landlord's obligations to Tenant, whether contractual, statutory or otherwise, the relationship of Landlord and Tenant hereunder, or Tenant's use or occupancy of the Premises. Tenant further understands that any liability, duty or obligation of Landlord to Tenant, shall automatically cease and terminate as of the date that Landlord or any of Landlord's

Representatives no longer have any right, title or interest in or to the Project so long as the transferee expressly assumes in writing all of such liabilities, duties and obligations.

                                  ARTICLE 27

                             INABILITY TO PERFORM
                             --------------------

     This Lease and the obligations of both parties hereunder shall not be affected or impaired because such party is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of any prevention, delay, stoppage due to strikes, lockouts, acts of God, or any other cause previously, or at such time, beyond the reasonable control or anticipation of such party (collectively, a "Force Majeure") and both parties' obligations under this Lease shall be forgiven and suspended by any such Force Majeure; provided, however, that this Article 27 is not intended to, and shall not, extend the time period for the payment of any monetary amounts due (including, without limitation, rent payments from Tenant) from either party to the other under this Lease nor relieve either party from their monetary obligations to the other under this Lease.

                                  ARTICLE 28

                                HAZARDOUS WASTE
                                ---------------

     (a) Neither party shall cause or permit any Hazardous Material (as defined in Article 28(c) below) to be brought, kept or used in or about the Project by its agents, employees, or contractors. The offending responsible party shall indemnify the other party from and against any breach of the obligations stated in the preceding sentence, and agrees to defend and hold the other party harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Project, damages for the loss or restriction or use of rentable or usable space or of any amenity of the Project, damages arising from any adverse impact or marketing of space in the Project, and sums paid in settlement of claims, attorneys' fees, consultant fees, and expert fees) which arise during or after the Term of this Lease as a result of such breach. This indemnification by the parties includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Project.

     (b) It shall not be unreasonable for Landlord to withhold its consent to any proposed Transfer if (i) the proposed transferee's anticipated use of the Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material; (ii) the proposed Transferee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such Transferee's actions or use of the property in question; or
(iii) the proposed Transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Material.

     (c) As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as "Hazardous Waste," "Extremely Hazardous Waste," or "Restricted Hazardous Waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "Hazardous Substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a "Hazardous Material," "Hazardous Substance," or "Hazardous Waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a "Hazardous Substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under
Article 9 or defined as Hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20,
(viii) designated as a "Hazardous Substance" pursuant to Section 31 1 of the Federal Water Pollution Control Act (33 U.S.C. (S) 1317), (ix) defined as a "Hazardous Waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq. (42 U.S.C. (S) 6903), or (x) defined as a "Hazardous Substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq. (42 U.S.C. (S) 9601).

     (d) As used herein, the term "Laws" mean any applicable federal, state or local laws. ordinances, or regulations relating to any Hazardous Material affecting the Project, including. without limitation, the laws, ordinances, and regulations referred to in Article 28(c) above.

                                  ARTICLE 29

                  SURRENDER OF PREMISES; REMOVAL OF PROPERTY
                  ------------------------------------------

     (a) The voluntary or other surrender of this Lease by Tenant to Landlord, or a mutual termination hereof, shall not work a merger, and shall at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies affecting the Premises.

     (b) Upon the expiration of the Term of this Lease, or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order and condition as the same are now and hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord's obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, all furniture, equipment, business and trade fixtures, free-standing cabinet work, moveable partitioning, telephone and data cabling and other articles of personal property owned by Tenant or installed or placed by Tenant at its own expense in the Premises, and all similar articles of any other persons claiming under Tenant unless Landlord exercises its option to have any subleases or subtenancies assigned to it, and Tenant shall reasonably repair all damage to the Premises resulting from the installation and removal of such items to be removed.

     (c) Whenever Landlord shall reenter the Premises as provided in Article 12 hereof, or as otherwise provided in this Lease, any property of Tenant not removed by Tenant upon the expiration of the Term of this Lease (or within forty-eight (48) hours after a termination by reason of Tenant's default), as provided in this Lease, shall be considered abandoned and Landlord may remove any or all of such items and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant, and if Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of ninety (90) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice or to demand upon Tenant, for the payment of all or any part of such charges or the removal of any such property, and shall apply the proceeds of such sale as follows first, to the cost and expense of such sale, including reasonable attorneys' fees for services rendered, second, to the payment of the cost of or charges for storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof, and fourth the balance, if any, to Tenant.

     (d) All fixtures, equipment, leasehold improvements, Alterations and/or appurtenances attached to or built into the Premises prior to or during the Term, whether by Landlord or Tenant and whether at the expense of Landlord or Tenant, or of both, shall be and remain part of the Premises and shall not be removed by Tenant at the end of the Term unless otherwise expressly provided for in this Lease or unless such removal is required by Landlord. Such fixtures, equipment, leasehold improvements, Alterations, additions, improvements and/or appurtenances shall include but not be limited to: all floor coverings, drapes, paneling, built-in cabinetry, molding, doors, vaults (including vault doors), plumbing systems, security systems, electrical systems, lighting systems, silencing equipment, communication systems (excepting any data communication and telecommunication equipment, so long as such equipment was not installed by Landlord at Landlord's expense pursuant to the Tenant Work Letter), all fixtures and outlets for the systems mentioned above and for all telephone, radio, telegraph and television purposes, and any special flooring or ceiling installations.

                                  ARTICLE 30

                                 MISCELLANEOUS
                                 -------------

     (a)  Severability; Entire Agreement. Any provision of this Lease which
          ------------------------------
shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provisions shall remain in full force and effect. This Lease and the Exhibits and any Addendum attached hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or supplemented except by an agreement in writing signed by the parties hereto or their successor in interest.

     (b)  Attorneys' Fees; Waiver of Jury Trial.
          -------------------------------------

          (i) In any action to enforce the terms of this Lease, including, without limitation, any suit by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorneys' fees in such suit and such attorneys' fees shall be deemed to have accrued prior to the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

          (ii) Should Landlord, without fault on Landlord's part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the Premises or any part thereof and from all costs and expenses, including reasonable attorneys' fees incurred by Landlord in connection with such litigation.

          (iii) When legal services are rendered by an attorney at law who is an employee of a party, attorneys' fees incurred by that party shall be deemed to include an amount based upon the number of hours spent by such employee on such matters multiplied by an appropriate billing rate determined by taking into consideration the same factors, including but not limited by, the importance of the matter, time applied, difficulty and results, as are considered when an attorney not in the employ of a party is engaged to render such service.

          (iv) EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION SEEKING SPECIFIC PERFORMANCE OF ANY PROVISION OF THIS LEASE, FOR DAMAGES FOR ANY BREACH UNDER THIS LEASE, OR OTHERWISE FOR ENFORCEMENT OF ANY RIGHT OR REMEDY HEREUNDER.

     (c)  Time of Essence. Time is of the essence with respect to the
          ---------------
performance of every provision of this Lease.

     (d)  Headings; Joint and Several. The article headings contained in this
          ---------------------------
Lease are for. convenience only and do not in any way limit or amplify any term or provision hereof. The terms "Landlord" and "Tenant" as used herein shall include the plural as well as the singular, the neuter shall include the masculine and feminine genders and the obligations herein imposed upon Tenant shall be joint and several as to each of the persons, firms or corporations of which Tenant may be composed.

     (e)  Reserved Area. Tenant hereby acknowledges and agrees that the exterior
          -------------
walls of the Premises and the area between the finished ceiling of the Premises and the slab of the floor of the project thereabove have not been demised hereby and the use thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through, under or above the Premises in locations which will not materially interfere with Tenants use of the Premises and serving other parts of the Project are hereby excepted and reserved unto Landlord.

     (f)  NO OPTION. THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR
          ---------
REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PREMISES UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PREMISES IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY BECOME EFFECTIVE UPON THE EXECUTION HEREOF BY LANDLORD AND DELIVERY OF A FULLY EXECUTED LEASE TO TENANT.

     (g)  Use of Project Name; Improvements. Tenant shall not be allowed to use
          ---------------------------------
the name, picture or representation of the Project, or words to that effect, in connection with any business carried on in the Premises or otherwise (except as Tenant's address) without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Original Tenant named in this Lease may, without Landlord's consent, use such name, picture or representation of the Project in connection with documentation prepared in connection with an initial public offering. In the event that Landlord undertakes any additional improvements on the Real Property including but not limited to new construction or renovation or additions to the existing improvements, Landlord shall not be liable to Tenant for any noise, dust, vibration or interference with access to the Premises or disruption in Tenant's business caused thereby.

     (h)  Rules and Regulations. Tenant shall observe faithfully and comply
          ---------------------
strictly with the Rules and Regulations attached to this Lease as Exhibit "B" and made a part hereof, and such other Rules and Regulations as Landlord may from time to time reasonably adopt for the safety, care and cleanliness of the Project, the facilities thereof, or the preservation of good order therein. Landlord shall not be liable to Tenant for violation of any such Rules and Regulations, or for the breach of any covenant or condition in any lease by any other tenant in the Project. A waiver by Landlord of any Rule or Regulation for any other tenant shall not constitute nor be deemed a waiver of the Rule or Regulation for this Tenant.

     (i)  Quiet Possession. Upon Tenant's paying the Basic Rent, Additional Rent
          ----------------
and other sums provided hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term hereof, subject to all of the provisions of this Lease.

     (j)  Rent. All payments required to be made hereunder to Landlord shall be
          ----
deemed to be rent, whether or not described as such.

     (k)  Successors and Assigns. Subject to the provisions of Article 15
          ----------------------
hereof, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives,' successors and assigns.

     (l)  Notices. Any notice required or permitted to be given hereunder shall
          -------
be in writing and may be given by personal service evidenced by a signed receipt or sent by registered. or certified mail, return receipt requested, or via overnight courier, and shall be effective upon proof of delivery, addressed to Tenant at the Premises Attention: Paul Madick, general counsel or to Landlord at the management office for the Project, with a copy to Landlord, c/o Arden Realty, Inc., 11601 Wilshire Boulevard, Fourth Floor, Los Angeles, California 90025, Attn: Legal Department. Either party may by notice to the other specify a different address for notice purposes except that, upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for notice purposes. A copy of all notices to be given to Landlord hereunder shall be concurrently transmitted by Tenant to such party hereafter designated by notice from Landlord to Tenant. Any notices sent by Landlord regarding or relating to eviction procedures, including without limitation three day notices, may be sent by regular mail.

     (m)  Persistent Delinquencies. In the event that Tenant shall be delinquent
          ------------------------
by more than fifteen (15) days in the payment of rent on three (3) separate occasions in any twelve (12) month period, Landlord shall have the right to terminate this Lease by thirty (30) days written notice given by Landlord to Tenant within thirty (30) days of the last such delinquency.

     (n)  Right of Landlord to Perform. All covenants and agreements to be
          ----------------------------
performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenants sole cost and expense and without any abatement of rent except as may otherwise be expressly provided in this Lease. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable cure period set forth in this Lease, Landlord may, but shall not be obligated to, without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenants part to be made or performed as is in this Lease provided. All sums so paid by Landlord and all reasonable incidental costs, together with interest thereon at the rate of ten percent (10%) per annum from the date of such payment by Landlord, shall be payable to Landlord on demand and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the rent.

     (o)  Access, Changes in Project, Facilities, Name.
          --------------------------------------------

          (i) Every part of the Project except the inside surfaces of all walls, windows and doors bounding the Premises (including exterior building walls, core corridor walls and doors and any core corridor entrance), and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

          (ii) Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within the walls, columns and ceilings of the Premises.

          (iii) Landlord reserves the right, without incurring any liability to Tenant therefor, to make such changes in or to the Project and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, stairways and other improvements thereof, as it may deem necessary or desirable.

          (iv) Landlord may adopt any name for the Project and Landlord reserves the right to change the name or address of the Project at any time. Landlord shall use commercially reasonable efforts to notify Tenant in writing thirty
(30) days prior to any such change.

     (p)  Signing Authority. Each individual executing this Lease on behalf of
          -----------------
Tenant covenants and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-laws of said corporation. Concurrently with Tenant's execution of this Lease, Tenant shall provide to Landlord a copy of a resolution of the Board 6f Directors authorizing the execution of this Lease on behalf of such corporation, which copy of resolution shall be duly certified by the secretary or an assistant secretary of the corporation to be a true copy of a resolution duly adopted by the Board of Directors of said corporation and shall. be in the form of Exhibit "E" or in some other form reasonably acceptable to Landlord. In the event Tenant fails to comply with the requirements set forth in this subparagraph (p), then each individual executing this Lease shall be personally liable for all of Tenants obligations in this Lease.

     (q)  Identification of Tenant.
          ------------------------

          (i) If Tenant constitutes more than one person or entity, (A) each of them shall be jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions and provisions of this Lease to be kept, observed and performed by Tenant, (B) the term "Tenant" as used in this Lease shall mean and include each of them jointly and severally, and (C) the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons or entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

          (ii) If Tenant is a partnership (or is composed of two or more persons, individually and as co-partners of a partnership) or if Tenant's interest in this Lease shall be assigned to a partnership (or to two or more persons, individually and as co-partners of a partnership) pursuant to Article 15 hereof (any such partnership and such persons hereinafter referred to in this Article 30(q)(ii) as "Partnership Tenant"), the following provisions of this Lease shall apply to such Partnership Tenant:

               (A) The liability of each of the parties comprising Partnership Tenant shall be joint and several.

               (B) Each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to the Landlord, and by notices, demands, requests or other communication which may hereafter be given, by the individual or individuals authorized to execute this Lease on behalf of Partnership Tenant under Subparagraph (p) above.

               (C) Any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties.

               (D) If Partnership Tenant admits new partners, all or such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.

               (E) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and, upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, and each such new partner shall assume performance of all of the terms, covenants and conditions of this Lease on Partnership Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall terminate the provisions of clause (D) of this Article 30(q)(ii) or relieve any such new partner of its obligations thereunder).

     (r)  Intentionally Deleted.
          ---------------------

     (s)  Survival of Obligations. Subject to the provisions of Articles 21 and
          -----------------------
26 hereof, any obligations of Landlord and Tenant occurring prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

     (t)  Intentionally Deleted.
          ---------------------

     (u)  Governing Law. This Lease shall be governed by. and construed in
          -------------
accordance with the laws of the State of California. No conflicts of law rules of any state or country (including, without limitation, California conflicts of law rules) shall be applied to result in the application of any substantive or procedural laws of any state or country other than California. All controversies, claims, actions or causes of action arising between the parties hereto and/or their respective successors and assigns, shall be brought, heard and adjudicated by the courts of the State of California, with venue in the County of Los Angeles. Each of the parties hereto hereby consents to personal jurisdiction by the courts of the State of California in connection with any such controversy, claim, action or cause of action, and each of the parties hereto consents to service of process by any means authorized by California law and consent to the enforcement of any judgment so obtained in the courts of the State of California on the same terms and conditions as if such controversy, claim, action or cause of action had been originally heard and adjudicated to a final judgment in such courts. Each of the parties hereto further acknowledges that the laws and courts of California were freely and voluntarily chosen to govern this Lease and to adjudicate any claims or disputes hereunder.

     (v)  Use of Risers and Conduits. Tenant shall have the right to utilize
          --------------------------
twice its proportionate share (based upon the rentable square footage of the Premises divided by the total rentable square footage of the Project) of space within any existing risers and conduits within the Project, subject to Landlord's review and approval of the location of such lines and the plans and specifications therefor. Notwithstanding the foregoing, Tenant shall be entitled to install a minimum of six (6) T-1 lines and six (6) IDSN lines within the existing risers and conduits within the Project, subject to Landlord's review and approval of such lines and the plans and specifications therefor. Tenant shall not be charged for the use of such risers and conduits. In addition, Tenant may install, at Tenant's sole cost and expense pursuant to Article 9 above. additional conduits and risers if needed by Tenant, subject to Landlord's review and approval of the location of such items and the plans and specifications therefor.

     (w)  Exhibits and Addendum. The Exhibits and Addendum, if applicable,
          ---------------------
attached hereto are incorporated herein by this reference as if fully set forth herein.

     (x)  Reasonable Consent. Except for matters for which there is a standard
          ------------------
of consent or approval specifically set forth in this Lease (other than a reasonableness standard), and except for matters which could affect (i) the systems and equipment of the Project; (ii) structural aspects of the Project or
(iii) the exterior appearance of the Project, in which case Landlord shall have the right to act in its sole and absolute discretion (but at all times in good faith), any time the consent or approval of Landlord or Tenant is required under this Lease, such consent or approval shall not be unreasonably withheld, conditioned or delayed.

                                  ARTICLE 31

                               OPTIONS TO EXTEND
                               -----------------

     (a)  Option Rights. Landlord hereby grants the Tenant named in this Lease
          -------------
(the "Original Tenant") two (2) options ("Options") to extend the Lease Term for the entire Premises for a period of three (3) years each (each, an "Option Term"), which options shall be exercisable only by written notice delivered by Tenant to Landlord set forth below. The rights contained in this Article 31 shall be personal to the Original Tenant and may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) if the Original Tenant occupies the entire Premises as of the date of Tenant's Acceptance (as defined in Section 3 1
(c) below). The second Option shall only be exercisable in the event Tenant exercises its first Option in accordance with this Article 3 1.,

     (b)  Option Rent. The rent payable by Tenant during the Option Term.
          -----------
("Option Rent") shall be equal to the "Market Rent" (defined below), but in no event shall the Option Rent be less than Tenant is paying under the Lease on the month immediately preceding the Option Term for Monthly Basic Rental, including all escalations, Direct Costs, additional rent and other charges. "Market Rent" shall mean the applicable Monthly Basic Rental, including all escalations, Direct Costs, additional rent and other charges at which tenants as of the time of Landlord's "Option Rent Notice" (as defined below), are entering into leases for non-sublease, non-encumbered, space comparable in size, location and quality to the Premises in renewal transactions for a term comparable to the Option Term which comparable space is located in office buildings comparable to the Project in Torrance, California, taking into consideration market conditions at the time including the payment or non-payment of tenant improvement allowances (with reference to the condition of the applicable spaces), brokerage commissions, the granting of rent abatement, and the amount of base rent, and escalations.

     (c)  Exercise of Options. The Options shall be exercised by Tenant only in
          -------------------
the following manner: (i) Tenant shall not be in default after expiration of applicable cure periods on the delivery date of the Interest Notice and Tenant's Acceptance; (ii) Tenant shall deliver written notice ("Interest Notice") to Landlord not more than nine (9) months nor less than six (6) months prior to the expiration of the Lease Term or first Option Term (as applicable), stating that Tenant is interested in exercising the Option, (iii) within fifteen (15) business days after Landlord's receipt of Tenant's written notice, Landlord shall deliver notice ("Option Rent Notice") to Tenant setting forth the Option Rent; and (iv) if Tenant desires to exercise such Option, Tenant shall provide Landlord Written notice within ten (10) business days after receipt of the Option Rent Notice ("Tenant's Acceptance") and upon, and concurrent with such exercise, Tenant may, at its option, object to the Option Rent contained in the Option Rent Notice. Tenant's failure to deliver the Interest Notice or Tenant's Acceptance on or before the dates specified above shall be deemed to constitute Tenant's election not to exercise the Option. If Tenant timely and properly exercises its Option, the Lease Term shall be extended for the Option Term upon all of the terms and conditions set forth in this Lease, except that the rent for the Option Term shall be as indicated in the Option Rent Notice unless Tenant, concurrently with Tenant's Acceptance, objects to the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure and the Option Rent shall be determined, as set forth in Section 31(d) below.

     (d)  Determination of Market Rent. If Tenant timely and appropriately
          ----------------------------
objects to the Market Rent in Tenant's Acceptance, Landlord and Tenant shall attempt to agree upon the Market Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within twenty-one (21) days following Tenant's Acceptance ("Outside Agreement Date"), then each party shall make a separate determination of the Market Rent which shall be submitted to each other and to arbitration in accordance with the following items (i) through
(vii):

          (i) Landlord and Tenant shall each appoint, within ten (10) days of the Outside Agreement Date, one arbitrator who shall by profession be a current real estate broker or appraiser of comparable commercial properties in the immediate vicinity of the Project, and who has been active in such Field over the last five (5) years. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Market Rent is the closest to the actual Market Rent as determined by the arbitrators, taking into account the requirements of item (b), above.

          (ii) The two arbitrators so appointed shall within five (5) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

          (iii) The three arbitrators shall within fifteen (15) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Market Rent, and shall notify Landlord and Tenant thereof.

          (iv) The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

          (v) If either Landlord or Tenant fails to appoint an arbitrator within ten (10) days after the applicable Outside Agreement Date. the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

          (vi) If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this item (d).

          (vii) The cost of arbitration shall be paid by Landlord and Tenant equally.

                                  ARTICLE 32

                             RIGHT OF FIRST OFFER
                             --------------------

     Landlord hereby grants to Tenant a right of first offer with respect to all space on the eighth (8th) and tenth (10th) floors of the Project, Suite 590 (consisting of approximately 4,703 rentable square feet located on the fifth
(5th) floor of the Project) and Suite 700 (consisting of approximately 18,847 rentable square feet located on the seventh (7th) floor of the Project), all as depicted on Exhibit "A" (collectively, the "First Offer Space").
Notwithstanding the foregoing such first offer right of Tenant shall commence only following the expiration or earlier termination of (A) any existing lease pertaining to the First Offer Space, and (B) as to any First Offer Space which is vacant as of the date of this Lease, the first lease pertaining to any portion of such First Offer Space entered into by Landlord after the date of this Lease (collectively, the "Superior Leases"), including any renewal or extension of such existing or future lease, whether or not such renewal or extension is pursuant to an express written provision in such lease, and regardless of whether any such renewal or extension is consummated pursuant to a lease amendment or a new lease. Tenant's right of first offer shall be on the terms and conditions set forth in this Section 32.

          (i)  Procedure for Offer.  Landlord shall notify Tenant (the "First
               -------------
Offer Notice") from time to time when Landlord determines that Landlord shall commence the marketing of any First Offer Space because such space shall become available for lease to third parties. The First Offer Notice shall describe the space so offered to Tenant and shall set forth Landlord's proposed economic terms and conditions applicable to Tenant's lease of such space (collectively, the "Economic Terms"). Notwithstanding the foregoing, Landlord's obligation to deliver the First Offer Notice shall not apply during the last eight (8) months of the initial Lease Term or first Option Term unless Tenant has delivered an Interest Notice to Landlord pursuant to Section 31(c) above nor shall Landlord be obligated to deliver the First Offer Notice during the last rive (5) months of the initial Lease Term or first Option Term unless Tenant has timely delivered Tenant's Acceptance to Landlord pursuant to Section 31(c) above.

          (ii) Procedure for Acceptance.  If Tenant wishes to exercise Tenant's
               ------------------------
right of first offer with respect to the space described in the First Offer Notice then within five (5) business days after delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant's intention to exercise its right of first offer with respect to the entire Space described in the First Offer Notice. If concurrently with Tenant's exercise of the first offer right, Tenant notifies Landlord that it does not accept the Economic Terms set forth in the First Offer Notice, Landlord and Tenant shall, for a period of fifteen (15) days after Tenant's exercise, negotiate in good faith to reach agreement as to such Economic Terms. If Tenant does not so notify Landlord that it does not accept the Economic Terms set forth in the First Offer Notice concurrently with Tenant's exercise of the first offer right, the Economic Terms shall be as set forth in the First Offer Notice. In addition, if Tenant does not exercise its right of first offer within the five (5) business day period, or, if Tenant exercises its first offer right but timely objects to Landlord's determination of the Economic Terms and if Landlord and Tenant are unable to reach agreement on such Economic Terms within said fifteen (15) day period, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires; provided, however, that if Landlord intends to enter into a lease upon Economic Terms which are more favorable to a third (3rd) party tenant than those Economic Terms proposed by Landlord in the First Offer Notice, Landlord shall first deliver written notice to Tenant ("Second Chance Notice") providing Tenant with the opportunity to lease the First Offer Space on such more favorable Economic Terms. Tenant's failure to elect to lease the First Offer Space upon such more favorable Economic Terms by written notice to Landlord within three (3) business days after Tenant's receipt of such Second Chance Notice from Landlord shall be deemed to constitute Tenant's election not to lease such space upon such more favorable Economic Terms, in which case Landlord shall be entitled to lease such space to any third (3rd) party on terms no more favorable to the third (3rd) party than those set forth in the Second Chance Notice. If Landlord does lease such First Offer Space to a third (3rd) party tenant pursuant to the terms and conditions of this Section 32(ii) above, Tenant shall have no further right to lease such First Offer Space until the expiration or earlier termination of such third (3rd) party lease including any renewal or extension of such third (3rd) party lease. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

          (iii)  Lease of First Offer Space.  If Tenant timely exercises
                 --------------------------
Tenant's right to lease the First Offer Space as set forth herein, Landlord and Tenant shall execute an amendment adding such First Offer Space to this Lease upon the same non-economic terms and conditions as applicable to the initial Premises, and the economic terms and conditions as provided in this Section 32. Tenant shall commence payment of rent for the First Offer Space and the Lease Term of the First Offer Space shall commence upon the date of delivery of such space to Tenant. The Lease Term for the First Offer Space shall expire co-terminously with Tenants lease of the initial Premises.

          (iv)   No Defaults.  The rights contained in this Section 32 shall be
                 -----------
personal to the Original Tenant, and may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) if Tenant occupies the entire Premises as of the date of the First Offer Notice. Tenant shall not have the right to lease First Offer Space as provided in this Section 32 if, as of the date of the First Offer Notice, or, at Landlord's option, as of the scheduled date of delivery of such First Offer Space to Tenant.

Tenant is in default under this Lease or Tenant has previously been in default under this Lease more than once.

          (v)  Brokerage Commission. In the event Tenant leases additional space
               --------------------
in the Project during the initial Lease Term, and Fred Kaplan is, at the time of such expansion, a licensed and practicing broker with The Everest Group, Inc., then Landlord shall pay The Everest Group, Inc. a commission of two percent (2%) of the Monthly Basic Rental payable in connection with such expansion. The foregoing commission shall be payable in two (2) installments, namely, one-half (1/2) on the mutual execution of a definitive written agreement binding upon both parties and the balance upon occupancy by the Tenant of the space which is subject to the transaction in question. So long as Fred Kaplan is, at the time of such expansion, a licensed and practicing broker with The Everest Group, Inc., Tenant shall not retain any other broker in connection with such expansion and in no event shall Landlord be obligated to pay any commission to any other person or entity in connection with such expansion, and Tenant hereby indemnities and agrees to hold Landlord, its agents, members, partners, representatives, officers, affiliates, shareholders, employees, successors and assigns harmless from and defend Landlord against any and all loss, liability and expenses arising from any claim by any person or entity other than Fred Kaplan of The Everest Group, Inc. for the collection of any fee or commission in connection with such expansion. In the event Fred Kaplan is not at the time of such expansion a licensed and practicing broker with The Everest Group, Inc., Tenant may, but shall not be obligated to retain another broker in connection with such expansion.

                                  ARTICLE 33

                               SIGNAGE/DIRECTORY
                               -----------------

     Tenant, at Landlord's sole cost and expense, shall have the right to one
(1) line lobby directory during the Lease Term. In addition, provided Tenant is not in default Tenant shall have the right, at Tenant's sole cost and expense, to install a Project-standard on the Project's existing "monument" sign ("Tenant's Signage"). Landlord has the right, but not the obligation, to oversee the installation of Tenant's Signage. `Me cost to maintain and operate, if any, Tenant's Signage shall be paid for by Tenant. Upon the expiration of the Lease Term, or other earlier termination of this Lease, Tenant shall be responsible for any and all costs associated with the removal of Tenant's Signage, including, but not limited to, the cost to repair and restore the monument to its original condition, normal wear and tear excepted. At no time during the initial Lease Term or any applicable Option Term shall Tenant be charged for the right to install and maintain Tenant's Signage (other than costs to maintain and operate such signage as provided above).

                                  ARTICLE 34

                               TERMINATION OPTION
                               ------------------

     In the event that as of the fourth (4th) anniversary of the Rent Commencement Date, Tenant desires to expand the Premises by more than twenty-five percent (25%) of the rentable square footage specified in Section l(B) of the Basic Lease Provisions above, and Landlord is unable to accommodate such expansion in the Project, Tenant shall have the Termination Option set forth in this Article 34. The Termination Option shall be exercisable by Tenant provided Tenant fully and completely satisfies each of the conditions set forth in this Article 34. If the foregoing conditions are met, Tenant shall have the option ("Termination Option") to terminate this Lease effective as of the fourth (4th) anniversary date of the Rent Commencement Date only (the "Termination Date"). In order to exercise the Termination Option, Tenant must fully and completely satisfy each and every one of the following conditions: (a) Tenant must give Landlord written notice ("Termination Notice") of its intention to terminate this Lease, which Termination Notice must be delivered to Landlord at least six (6) months prior to the Termination Date, (b) at the time of the Termination Notice Tenant shall not be in default under this Lease after expiration of applicable cure periods, and (c) concurrently with Tenant's delivery of the Termination Notice to Landlord, Tenant shall pay to Landlord a termination fee ("Termination Fee") equal to the sum of the unamortized balance, as of the Termination Date, of (A) the cost of the Improvements made by Landlord to the Premises pursuant to the Tenant Work Letter attached as Exhibit "D" to this Lease, (B) the $300,000.00 Cash Grant, and (C) the $219,984.52 in brokerage commissions paid by Landlord in connection with this Lease. Amortization pursuant to foregoing sentence shall be calculated on a six (6) year amortization schedule commencing as of the Rent Commencement Date based upon equal monthly payments of principal and interest, with interest imputed on the outstanding principal balance at the rate of ten percent (10%) per annum. Tenant may, from time to time, request in writing that Landlord give Tenant written notice of Landlord's computation of the Termination Fee.

                                  ARTICLE 35

                            COMMUNICATION EQUIPMENT
                            -----------------------

     If Tenant desires to use the roof of the Project to install communication equipment to be used from the Premises, Tenant may so notify Landlord in writing ("Communication Equipment Notice"), which Communication Equipment Notice shall generally describe the specifications for the equipment desired by Tenant. If at the time of Landlord's receipt of the Communication Equipment Notice, Landlord reasonably determines that space is available on the roof of the Project for such equipment, then subject to all governmental laws, rules and regulations Tenant and Tenant's contractors (which shall first be reasonably approved by Landlord shall have the right and access to install, repair, replace, remove, operate and maintain one (1) so-called "satellite dish" or other similar device, such as antennae (collectively, "Communication Equipment") no greater than one
(1) meter in diameter, together with all cable, wiring, conduits and related equipment, for the purpose of receiving and sending radio, television, computer, telephone or other communication signals, at a location on the roof of the Project designated by Landlord. Landlord shall have the right to require Tenant to relocate the Communication Equipment at any time to another location on the roof of the Project reasonably approved by Tenant. Tenant shall retain Landlord's designated roofing contractor to make any necessary penetrations and associated repairs to the roof in order to preserve Landlord's roof warranty. Tenant's installation and operation of the Communication Equipment shall be governed by the following terms and conditions:

     (a) Tenants right to install, replace, repair, remove, operate and maintain the Communication Equipment shall be subject to all governmental laws, rules and regulations and Landlord makes no representation that such laws, rules and regulations permit such installation and operation.

     (b) All plans and specifications for the Communication Equipment shall be subject to Landlord's reasonable approval.

     (c) All costs of installation, operation and maintenance of the Communication Equipment and any necessary related equipment (including, without limitation, costs of obtaining any necessary permits and connections to the Project's electrical system) shall be borne by Tenant.

     (d) It is expressly understood that Landlord retains the right to use the roof of the Project for any purpose whatsoever provided that Landlord shall not unduly interfere with Tenant's use of the Communication Equipment.

     (e) Tenant shall use the Communication Equipment so as not to cause any interference to other tenants in the Project or with any other tenant's Communication Equipment, and not to damage the Project or interfere with the normal operation of the Project.

     (f) Landlord shall not have any obligations with respect to the Communication Equipment. Landlord makes no representation that the Communication Equipment will be able to receive or transmit communication signals without interference or disturbance (whether or not by reason of the installation or use of similar equipment by others on the roof of the Project) and Tenant agrees that Landlord shall not be liable to Tenant therefor.

     (g) Tenant shall (i) be solely responsible for any damage caused as a result of the Communication Equipment, (ii) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Communication Equipment and comply with all precautions and safeguards recommended by all governmental authorities, and
(iii) pay for all necessary repairs, replacements to or maintenance of the Communication Equipment.

     (h) The Communication Equipment shall remain the sole property of Tenant. Tenant shall remove the Communication Equipment and related equipment at Tenant's sole cost and expense upon the expiration or sooner termination of this Lease or upon the imposition of any governmental law or regulation which may require removal, and shall repair the Project upon such removal to the extent required by such work of removal. If Tenant fails to remove the Communication Equipment and repair the Project within Fifteen (15) days after the expiration or earlier termination of this Lease, Landlord may do so at Tenants expense.
The provisions of this Section 35(h) shall survive the expiration or earlier termination of this Lease.

     (i) The Communication Equipment shall be deemed to constitute a portion of the Premises for purposes of Articles 13 and 14 of this Lease.

     (j) Commencing upon the date Tenant begins installation of the Communication Equipment and continuing until the date Tenant removes the Communication Equipment pursuant to Section 35(h) above, Tenant shall pay to Landlord, in consideration of Landlord providing space on the roof of the Project for the Communication Equipment, Two Hundred Fifty Dollars ($250.00) per month, which amount shall be deemed to constitute Additional Rent and shall be due and payable in advance on or before the first day of each month without notice from Landlord.

     IN WITNESS WHEREOF, the parties have executed this Lease, consisting of the foregoing provisions and Articles, including `all exhibits and other attachments referenced therein, as of the date first above written.

          "LANDLORD"           ARDEN REALTY LIMITED PARTNERSHIP,
                               a Maryland limited partnership

                               By:  ARDEN REALTY, INC.,
                                    a Maryland corporation
                                    its:  Sole General Partner

                                    By: /s/ VICTOR J. COLEMAN
                                        ______________________________________
                                        VICTOR J. COLEMAN
                                        Its: President and COO

                                    By: /s/ ANDREW J. SOBEL
                                        ______________________________________

                                        Its: Exec. VP. and Assistant Secretary
                                             _________________________________


          "TENANT"                 DESKTALK SYSTEMS, INC,
                                   a California corporation

                                        By:  /s/ PAUL MADICK
                                            ______________________________

                                        Print Name:  Paul Madick
                                                    ______________________

                                              Title:  General Counsel
                                                     _____________________

                                        By:  /s/ DAVID WOODALL
                                            ______________________________

                                        Print Name:  David Woodall
                                                    ______________________

                                              Title:  President & CEO
                                                     _____________________

                                  EXHIBIT "A"
                                  -----------

                         PREMISES AND FIRST OFFER SPACE
                         ------------------------------

                           [Floorplan appears here]

                                  EXHIBIT "A"
                                  -----------

                               FIRST OFFER SPACE
                               -----------------

                           [FLOOR PLAN APPEARS HERE]

                                  EXHIBIT "A"
                                  -----------

                               FIRST OFFER SPACE
                               -----------------


                           [FLOORPLAN APPEARS HERE]
                           ------------------------


                                  EXHIBIT "A"
                                  -----------

                               FIRST OFFER SPACE
                               -----------------

                           [FLOORPLAN APPEARS HERE]
                           ------------------------

                                  EXHIBIT "A"
                                  -----------

                               FIRST OFFER SPACE
                               -----------------

                           [FLOORPLAN APPEARS HERE]
                           ------------------------


                                  EXHIBIT "A"
                                  -----------

                                  EXHIBIT "B"
                                  -----------

                             RULES AND REGULATIONS
                             ---------------------

     1. No sign, advertisement or notice shall be displayed, printed or affixed on or to the Premises or to the outside or inside of the Project or so as to be visible from outside the Premises or Project without Landlord's prior written consent. Landlord shall have the right to remove any non-improved sign, advertisement or notice, without notice to and at the reasonable expense of Tenant and Landlord shall not be liable in damages for such removal. All approved signs or advertisements on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by Landlord or by a person selected by Landlord and in a mariner and style acceptable to Landlord.

     2. Tenant shall not obtain for use on the Premises ice, waxing, cleaning, interior glass polishing, rubbish removal, towel or other similar services, or accept barbering or bootblackining, coffee cart services, milk, soft drinks or other like services on the Premises, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord. No vending machines or machines of any description shall be installed, maintained or operated upon the Premises without Landlord's prior written consent.

     3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used for any purpose other than for ingress and egress from Tenant's Premises. Under no circumstances is trash to be stored in the corridors. Notice must be given to Landlord for any large deliveries. Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Project only at times and in the manner designated by Landlord, and always at Tenant's sole responsibility and risk. Tenant shall not be charged for use of the freight elevators during normal business hours or occasional use of such freight elevators either before or after normal business hours. Notwithstanding the foregoing, in the event Tenant's before or after hours use of the freight elevators becomes excessive, as determined by Landlord in its reasonable discretion, then Landlord may impose reasonable charges for use of freight elevators after or before normal business hours. All damage done to the Project by moving or maintaining such furniture, freight or articles shall be repaired by Landlord at Tenant's expense. Tenant shall not take or permit to be taken in or out of entrances or passenger elevators of the Project, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Tenant shall move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all waste that is at any time being taken from the Premises directly to the areas designated for disposal.

     4. Toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

     5. Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions (except in connection with normal decoration of the Premises), ceilings or floor or in any way deface the Premises. Tenant shall not place typed, handwritten or computer generated signs in the corridors or any other common areas. Should there be a need for signage

                                  EXHIBIT "B"
                                  -----------
additional to the Project standard tenant placard, a written request shall be made to Landlord to obtain approval prior to any installation. All reasonable costs for said signage shall be Tenant's responsibility.

     6. In no event shall Tenant place a load upon any floor of the Premises or portion of any such flooring exceeding the floor load per square foot of area for which such floor is designed to carry and which is allowed by law, or any machinery or equipment which shall cause excessive vibration to the Premises or noticeable vibration to any other part of the Project. Prior to bringing any heavy sales, vaults, large computers or similarly heavy equipment into the Project, Tenant shall inform Landlord in writing of the dimensions and weights thereof and shall obtain Landlord's consent thereto (such consent not to be unreasonably withheld or delayed). Such consent shall not constitute a representation or warranty by Landlord that the safe, vault or other equipment complies, with regard to distribution of weight and/or vibration, with the provisions of this Rule 6 nor relieve Tenant from responsibility for the consequences of such noncompliance, and any such safe, vault or other equipment which Landlord determines to constitute a danger of damage to the Project or a nuisance to other tenants, either alone or in combination with other heavy and/or vibrating objects and equipment, shall be promptly removed by Tenant, at Tenant's cost, upon Landlord's written notice of such determination and demand for removal thereof.

     7. Tenant shall not use or keep in the Premises or Project any kerosene, gasoline or inflammable, explosive or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Landlord.

     8. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as reasonably approved by Landlord.

     9. Tenant shall not install or use any blinds, shades, awnings or screens in connection with any window or door of the Premises and shall not use any drape or window covering facing any exterior glass surface other than the standard drapes, blinds or other window covering established by Landlord.

     10. Tenant shall use reasonable efforts to cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing window coverings when the sun's rays fall directly on windows of the Premises. Tenant shall not obstruct, alter, or in any way impair the efficient operation of Landlord's heating, ventilating and air-conditioning system. Tenant shall not tamper with or change the setting of any thermostats or control valves.

     11. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. Tenant shall not, without Landlord's prior written consent, occupy or permit any portion of the Premises to be occupied or used for the manufacture or sale of liquor or tobacco in any form, or a barber or manicure shop, or as an employment bureau. The Premises shall not be used for lodging or sleeping or any use inconsistent with other tenancies in comparable office projects. No auction shall be conducted on the Premises.


                                  EXHIBIT "B"
                                  -----------

     12. Tenant shall not make, or permit to be made, any unseemly or disturbing noises, or disturb or interfere with occupants of Project or neighboring buildings or premises or those having business with it by the use of any musical instrument, radio, phonographs or unusual noise, or in any other way.

     13. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant in the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for tenants, their employees and visitors shall be permitted. No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from or throughout the Premises. The foregoing notwithstanding, Tenant shall have the right to use a microwave and to heat microwavable items typically heated in an office. No hot plates, toasters, toaster ovens or similar open element cooking apparatus shall be permitted in the Premises.

     14. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Project shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

     15. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof unless Landlord is First notified thereof, gives written approval (which approval shall not be unreasonably withheld or delayed), and is furnished a key therefor. Each tenant must, upon the termination of his tenancy, give to Landlord all keys and key cards of stores, offices, or toilets or toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change. If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant. Tenant shall not key or re-key any locks. All locks shall be keyed by Landlord's locksmith only.

     16. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation of the Project or its desirability as an office building and upon written notice from Landlord any tenant shall refrain from and discontinue such advertising.

     17. Landlord reserves the right to control access to the Project by all persons after reasonable hours of generally recognized business days and at all hours on Sundays and legal holidays. Each tenant shall be responsible for all persons for whom it requests after hours access and shall be liable to Landlord for all acts of such persons. Landlord shall have the right from time to time to establish reasonable rules pertaining to freight elevator usage, including the allocation and reservation of such usage for tenants' initial move-in to their premises, and final departure therefrom.

     18. Any person employed by any tenant to do janitorial work shall, while in the Project and outside of the Premises, be subject to and under the control and direction of the

                                  EXHIBIT "B"
                                  -----------

Office of the Project or its designated representative such as security personnel (but not as an agent or servant of Landlord, and the Tenant shall be responsible for all acts of such persons).

     19. For any Premises not consisting of a full floor, all doors opening on to public corridors shall be kept closed, except when being used for ingress and egress. Tenant shall cooperate and comply with any reasonable safety or security programs, including fire drills and air raid drills, and the appointment of "fire wardens" developed by Landlord for the Project, or required by law. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises.

     20. The requirements of tenants will be attended to only upon application to the Office of the Project.

     21. Canvassing, soliciting and peddling in the Project are prohibited and each tenant shall cooperate to prevent the same.

     22. All office equipment of any electrical or mechanical nature shall be placed by tenants in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

     23. No air-conditioning unit or other similar apparatus shall be installed or used by any tenant without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant shall pay the cost of all electricity used for air-conditioning in the Premises if such electrical consumption exceeds normal office requirements. regardless of whether additional apparatus is installed pursuant to the preceding sentence.

     24. There shall not be used in any space, or in the public halls of the Project, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards.

     25. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Project must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord. Tenant shall not permit the consumption in the Premises of more than 2Y2 watts per net usable square foot in the Premises in respect of office lighting nor shall Tenant permit the consumption in the Premises of more than 1 1/2 watts per net usable square foot of space in the Premises in respect of the power outlets therein, at any one time. In the event that such limits are exceeded, Landlord shall have the right to require Tenant to remove lighting mixtures and equipment and/or to charge Tenant for the cost of the additional electricity consumed.

     26.  Parking.
          -------

          (a) Subject to Articles 9, 16 and IS of the Lease, Tenant shall have access to its parking twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year.

          (b) Automobiles must be parked entirely within the stall lines on the floor.

          (c)  All directional signs and arrows must be observed.

                                  EXHIBIT "B"
                                  -----------

          (d)  The speed limit shall be 5 miles per hour.

          (e)  Parking is prohibited in areas not striped for parking.

          (f) Parking cards or any other device or form of identification supplied by Landlord (or its operator) shall remain the property of Landlord (or its operator). Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable or assignable and any device in the possession of an unauthorized holder will be void. There will be a replacement charge to the Tenant or person designated by Tenant of $25.00 for loss of any parking card (if applicable). There shall be a security deposit of $25.00 due at issuance for each card key (if applicable) issued to Tenant.

          (g) The monthly rate for parking is payable one (1) month in advance and must be paid by the third business day of each month. Failure to do so will automatically cancel parking privileges and a charge at the prevailing daily rate will be due. No deductions or allowances from the monthly rate will be made for days parking does not use the parking facilities.

          (h) If there is a charge for visitor parking during the Option Term as provided in, and subject to, Article 23 of the Lease, Tenant may validate visitor parking by such method or methods as the Landlord may approve, at the validation rate from time to time generally applicable to visitor parking.

          (i) Landlord (and its operator) may refuse to permit any person who violates the within rules to park in the garage, and any violation of the rules shall subject the automobile to removal from the garage at the parker's expense. In either of said events, Landlord (or its operator) shall refund a prorata portion of the current monthly parking rate and the sticker or any other form of identification supplied by Landlord (or its operator) will be returned to Landlord (or its operator).

          (j) Garage managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

          (k) All responsibility for any loss or damage to automobiles or any personal property therein is assumed by the parker.

          (1) Loss or theft of parking identification devices from automobiles must be reported to the garage manager immediately, and a lost or stolen report must be filed by the parker at that time.

          (m) The Parking facilities are for the sole purpose of parking one automobile per space. Washing, waxing, cleaning or servicing of any vehicles by the parker or his agents is prohibited.

          (n) Landlord (and its operator) reserves the right to refuse the issuance of monthly stickers or other parking identification devices to any Tenant and/or its employees who

                                  EXHIBIT "B"
                                  -----------
refuse to comply with the above Rules and Regulations and all City, State or Federal ordinances, laws or agreements.

          (o) Tenant agrees to acquaint all employees with these Rules and Regulations.

          (p) No vehicle shall be stored in the garage for a period of more than one (1) week.

     27.  The Project is a non-smoking Project.  Smoking or carrying lighted
          ------------------------------------
cigars or cigarettes in the Premises or the Project, including the elevators in the Project, is prohibited.

                                  EXHIBIT "B"
                                  -----------

                                  EXHIBIT "C"
                                  -----------

                           NOTICE OF LEASE TERM DATES
                        AND TENANT'S PROPORTIONATE SHARE
                        --------------------------------

TO:  ____________________              ____________________
_________________________
_________________________



RE:  Lease dated ________________, 1999, between _______________________________
     __________________________________________________________ ("Landlord"),
     and ________________________________________________ ("Tenant"), concerning
     Suite ____________, located at _________________________________.

Ladies and Gentlemen:

     In accordance with the Lease, Landlord wishes to advise and/or confirm the following:

     1. That the Premises have been accepted herewith by the Tenant as being substantially complete in accordance with the Lease and that there is no deficiency in construction.

     2. That the Tenant has taken possession of the Premises and acknowledges that under the provisions of the Lease the Term of said Lease shall commence as of _________ for a term of _________________________ ending on ________________.

     3.  That in accordance with the Lease, Basic Rental commenced to accrue on
_____________________.

     4. If the Rent Commencement Date of the Lease is other than the first day of the month, the first billing will contain a prorata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in said Lease.

     5. Rent is due and payable in advance on the first day of each and every month during the Term of said Lease. Your Tent checks should be made payable to at _____________________ at _________________________________.

     6. The exact number of rentable square feet within the Premises is _______ square feet.

                                  EXHIBIT "C"
                                  -----------

     7. Tenant's Proportionate Share. as adjusted based upon the "act number of rentable square feet within the Premises is _____%.

AGREED AND ACCEPTED:

TENANT:


_________________________
a________________________


By: _____________________
Its: ____________________


                                  EXHIBIT ONLY
                       ***DO NOT SIGN -- INITIAL ONLY***

                                  EXHIBIT "C"
                                  -----------

                                  EXHIBIT "D"
                                  -----------

                               TENANT WORK LETTER
                               ------------------

     This Tenant Work Letter shall set forth the terms and conditions relating to the renovation of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise.

                                   SECTION 2
                                   ---------

                     CONSTRUCTION DRAWINGS FOR THE PREMISES
                     --------------------------------------

     Landlord shall, at Landlord's sole cost and expense (subject to Section 2 below) construct the improvements in the Premises (the "Improvements") pursuant to those mutually acceptable' "tum-key" plans and specifications for the Premises prepared by Schlemmer + Kamus and dated as of July 27, 1999 (collectively, the "Plans"). In addition, Landlord shall provide Tenant with a cash payment ("Cash Grant") in an amount equal to Three Hundred Thousand Dollars ($300,000.00) for Tenant's unrestricted use. The Cash Grant shall be paid to Tenant within ten (10) days after the Rent Commencement Date. Unless specifically noted to the contrary on the Plans, the Improvements shall be constructed using Project-standard quantities, specifications and materials as determined by Landlord. If any specification(s) shown on the Plans are not available within the projected eight (8) week construction period for the Improvements, Landlord shall be entitled to substitute a comparable specification, subject to Tenants reasonable approval of such substitution, which approval shall be granted or denied within two (2) business days after Landlord's request. Based upon the Plans, Landlord shall cause the Architect to prepare detailed plans and specifications for the Improvements ("Working Drawings"). Landlord shall then forward the Working Drawings to Tenant for Tenant's approval. Tenant shall approve or reasonably disapprove any draft of the Working Drawings within three (3) business days after Tenant's receipt thereof; provided, however, that (i) Tenant shall not be entitled to disapprove any portion, component or aspect of the Working Drawings which are consistent with the Plans unless Tenant agrees to pay for the additional cost resulting from such change in the Plans as part of the Over-Allowance Amount pursuant to
Section 2 below, and (ii) any disapproval of the Working Drawings by Tenant shall be accompanied by a detailed written explanation of the reasons for Tenants disapproval. Failure of Tenant to reasonably disapprove any draft of the Working Drawings within said three (3) business day period shall be deemed to constitute Tenant's approval thereof. The Working Drawings, as approved by Landlord and Tenant, may be referred to herein as the "Approved Working Drawings." Tenant shall make no changes or modifications to the Plans or the Approved Working Drawings without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion if such change or modification would directly or indirectly delay the "Substantial Completion," as that term is defined in Section 5.1 of this Tenant Work Letter, of the Improvements in the Premises or increase the cost of designing or constructing the Improvements.

                                  EXHIBIT "D"
                                  -----------

                                   SECTION 2
                                   ---------

                             OVER-ALLOWANCE AMOUNT
                             ---------------------

     In the event that after Tenant's execution of the Lease, any revisions, changes, or substitutions shall be made to the Plans or the Approved Working Drawings or the Improvements, any additional costs which arise in connection with such revisions, changes or substitutions shall be considered to be an "Over-Allowance Amount." The Over-Allowance Amount shall be paid by Tenant to Landlord, as Additional Rent, within ten (10) days after Tenant's receipt of invoice therefor. The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any portion of Landlord's contribution to the construction of the Improvements.

                                   SECTION 3
                                   ---------

                            RETENTION OF CONTRACTOR;
                            ------------------------

                           WARRANTIES AND GUARANTIES
                           -------------------------

     Landlord hereby covenants to obtain industry standard warranties and guaranties from the Contractor who constructs the Improvements ("Contractor") with regard to all non-Project standard Improvements installed in the Premises pursuant to the Plans, including, without limitation, the dishwashers, the Package Units, the steam shower, accordion wall, hardwood floors, rubber flooring, floor to ceiling white boards and herculite doors (collectively, the "Non-Standard Improvements") and hereby assigns to Tenant all such warranties and guaranties related to such Non-Standard Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, such Non-Standard Improvements. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to assist Tenant in enforcing such warranties and guaranties against the Contractor. With regard to the remainder of the Improvements, Landlord's repair obligations set forth in
Section 9 of the Lease shall apply. The Contractor shall be designated and retained by Landlord to construct the Improvements.

                                   SECTION 4
                                   ---------

                               TENANT'S COVENANTS
                               ------------------

     Tenant shall, at no cost to Tenant, cooperate with Landlord and the space planner or architect retained by Landlord ("Architect") to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 3093 of the Civil Code of the State of California or any successor statute upon completion of construction of the Improvements.

                                  EXHIBIT "D"
                                  -----------

                                   SECTION 5
                                   ---------

                         COMPLETION OF THE IMPROVEMENTS
                         ------------------------------

     5.1  Substantial Completion.  For purposes of this Lease, "Substantial
          ----------------------
Completion" of the Improvements in the Premises shall occur as defined in
Section 1(A) of the Lease.

     5.2  Delay of the Substantial Completion of the Premises. except as
          ---------------------------------------------------
provided in this Section 5.2, the Rent Commencement Date shall occur as set forth in the Lease. If there shall be a delay or there are delays in the Substantial Completion of the Improvements in the Premises as a result of the following (collectively, "Tenant Delays"):

          5.2.1 Tenant's failure to timely approve any matter requiring Tenant's approval;

          5.2.2 A breach by Tenant of the terms of this Tenant Work Letter or the Lease;

          5.2.3 Tenant's request for changes in the Plans, Working Drawings or Approved Working Drawings;

          5.2.4  Intentionally deleted;

          5.2.5 Tenant's requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Improvements in the Premises or which are different from, or not included in, Landlord's standard improvement package items for the Project ("Long Lead Time Items"). However, Landlord hereby acknowledges that the Plans, as submitted as of the date of this Lease, do not contain a requirement for any Long Lead Time Items;

          5.2.6 Changes to the base, shell and core work of the Project required by the Approved Working Drawings or any changes thereto. However, Landlord hereby acknowledges that the Plans, as submitted as of the date of this Lease, do not contemplate any required changes to the base, shell and core of the Project; or

          5.2.7 Any other acts or omissions of Tenant, or its agents, or employees; then notwithstanding anything to the contrary set forth in the Lease on this Tenant Work Letter and regardless of the actual date of the Substantial Completion of the Improvements in the Premises, the date of Substantial Completion thereof shall be deemed to be the date that Substantial Completion would have occurred if no Tenant Delay or Delays, as set forth above, had occurred.

                                   SECTION 6
                                   ---------

                                 MISCELLANEOUS
                                 -------------

     6.1  Tenant's Representative.  Tenant has designated Paul Madick as its
          -----------------------
sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

                                  EXHIBIT "D"
                                  -----------

     6.2  Landlord's Representative.  Prior to commencement of construction of
          -------------------------
the Improvements, Landlord shall designate a representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

     6.3  Time of the Essence in This Tenant Work Letter.  Unless otherwise
          ----------------------------------------------
indicated, all references herein to a "number of days" shall mean and refer to calendar days.

     6.4  Tenant's Entry Into the Premises Prior to the Rent Commencement Date.
          --------------------------------------------------------------------
Provided that Tenant and its agents do not unreasonably interfere with Landlord's work in the Premises, Landlord shall allow Tenant access to the Premises beginning on the date which Landlord reasonably determines to be two
(2) weeks prior to Substantial Completion of the Improvements for the purpose of Tenant installing furniture and equipment (including telephones and computers) in the Premises. Landlord shall notify Tenant in writing of the date Landlord estimates to be two (2) weeks prior to the date of Substantial Completion at any time prior to such date. Prior to Tenant's entry into the Premises as permitted by the terms of this Section 6.4, Tenant shall submit a schedule to Landlord (and Landlord's contractor, if so requested by Landlord), for their approval, which schedule shall detail the timing and purpose of Tenant's entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Project or Premises and against injury to any persons caused by Tenant's actions pursuant to this Section 6.4.

     6.5  Punch List.  Concurrently with Landlord's delivery of the Premises to
          ----------
Tenant, a representative of Landlord and a representative of Tenant shall perform a walk-through inspection of the Improvements in the Premises to identify any "punch list" items (i.e., minor defects or conditions in such Improvements that do not impair Tenant's ability to utilize the Premises for the purposes permitted hereunder), which items Landlord shall repair or correct later than thirty (30) days after the date of such walk-through (unless the nature of such repair or correction is such that more than thirty (30) days are required for completion, in which case. Landlord shall commence such repair or correction work within such thirty (30) day period and diligently prosecute the same to completion).

     6.6  Outside Date.  In the event that the Substantial Completion of the
          ------------
Improvements in the Premises has not occurred by the "Outside Date," which shall be January 31, 2000, as such January 31, 2000 date may be extended by the number of days of Tenant Delays, by the number of days of "Force Majeure Delays" (as defined below but not to exceed one hundred twenty (120) days of Force Majeure Delays), and by the number of "Permit/Material Force Majeure Delays" (as defined below but not to exceed sixty (60) days of "Permit/Material Force Majeure Delays) then the sole remedy of Tenant (except as provided in the last sentence of this Section 6.6) shall be the right to deliver a notice to Landlord (the "Outside Date Termination Notice") electing to terminate this Lease effective upon receipt of the Outside Date Termination Notice by Landlord (the "Effective Date"). Except as provided hereinbelow, the Outside Date Termination Notice must be delivered by Tenant to Landlord, if at all, not earlier than the Outside Date and not later than five (5) business days after the Outside Date. If Tenant delivers the Outside Date Termination Notice to Landlord, then Landlord shall have the right to suspend the Effective Date for a period ending thirty
(30) days after the original Effective Date. In order to suspend the Effective Date, Landlord must deliver to Tenant, within five (5) business days

                                  EXHIBIT "D"
                                  -----------
after receipt of the Outside Date Termination Notice, a certificate of the Contractor certifying that it is such Contractors best good faith judgment that Substantial Completion of the Premises will occur within thirty (30) days after the original Effective Date. If Substantial Completion of the Improvements in the Premises occurs within said thirty (30) day suspension period, then the Outside Date Termination Notice shall be of no further force and effect; if, however, Substantial Completion of the Improvements in the Premises does not occur within said thirty (30) day suspension period, then this Lease shall terminate as of the date of expiration of such thirty (30) day period. If prior to the Outside Date Landlord determines that Substantial Completion of the Improvements in the Premises will not occur by the Outside Date, Landlord shall have the right to deliver a written notice to Tenant stating Landlord's opinion as to the date by which Substantial Completion of the Improvements in the Premises shall occur and Tenant shall be required, within rive (5) business days after receipt of such notice, to either deliver the Outside Date Termination Notice (which will mean that this Lease shall thereupon terminate and shall bi of no further force and effect) or agree to extend the Outside Date to that date which is set by Landlord. Failure of Tenant to so respond in writing within said five (5) business day period shall be deemed to constitute Tenant's agreement to extend the Outside Date to that date which is set by Landlord. If the Outside Date is so extended, Landlord's right to request Tenant to elect to either terminate or further extend the Outside Date shall remain and shall continue to remain, with each of the notice periods and response periods set forth above, until the Substantial Completion of the Improvements in the Premises or until this Lease is terminated. For purposes of this Section 6.6, "Permit/Material Force Majeure Delays" shall mean and refer to a period of delay or delays encountered by Landlord affecting the work of construction of the Improvements because of delays due to excess time in obtaining governmental permits or approvals beyond the time period normally required to obtain such permits or approvals for similar space, similarly improved, in comparable office buildings in Torrance, California; or shortages of material or labor. For purposes of this
Section 6.6, "Force Majeure Delays" shall mean and refer to a period of delay or delays encountered by Landlord affecting the work of construction of the Improvements because of delays due to fire, earthquake or other acts of God; acts of the public enemy; riot; public unrest; insurrection; governmental regulations of the sales of materials or supplies or the transportation thereof,, strikes or boycotts; shortages of material or labor or any other cause beyond the reasonable control of Landlord. In the event Tenant terminates this Lease pursuant to this Section 6.6, Tenant shall be entitled to a refund of Tenant's Security Deposit and First Month's Rent paid by Tenant to Landlord concurrently with Tenant's execution of this Lease. In addition, in the event Tenant elects to terminate this Lease pursuant to this Section 6.6, to the extent Landlord, at the time of such termination, has incurred costs less than Three Hundred Thousand Dollars ($300,000.00) in connection with the preparation and negotiation of this Lease and construction of the Improvements, including, without limitation brokerage commissions, attorneys' fees, and costs incurred by Landlord to design and construct the Improvements, Landlord shall pay to Tenant an amount, not to exceed One Hundred Thousand Dollars ($100,000.00), equal to the difference between the amount Landlord has actually incurred and such Three Hundred Thousand Dollar ($300,000.00) amount.

                                  EXHIBIT "D"
                                  -----------

                                  EXHIBIT "E"
                                  -----------

                               CERTIFIED COPY OF
                         BOARD OF DIRECTORS RESOLUTIONS
                                       OF
                             DESKTALK SYSTEMS, INC.

     The undersigned, being the duly elected Corporate Secretary of DeskTalk Systems, Inc., a California corporation ("Corporation"), hereby certifies that the following is a true, full and correct copy of the resolutions adopted by the Corporation by unanimous written consent in lieu of a special meeting of its Board of Directors, and that said resolutions have not been amended or revoked as of the date hereof.

     RESOLVED, that the Corporation, is hereby authorized to execute, deliver and fully perform that certain document entitled Standard Office Lease ("Lease") by and between the Corporation and Arden Realty Limited Partnership, a Maryland limited partnership, for the lease of space at 19191 South Vermont Avenue, Torrance, California.

     RESOLVED FURTHER, that the Corporation is hereby authorized and directed to make,' execute and deliver any and all, consents, certificates, documents, instruments, amendments, confirmations, guarantees, papers or writings as may be required in connection with or in furtherance of the Lease (collectively with the Lease, the "Documents") or any transactions described therein, and to do any and all other acts necessary or desirable to effectuate the foregoing resolution.

     RESOLVED FURTHER, that the following officers acting together:
_______________ as ____________; and ____________ as _____________ are
authorized to execute and deliver the Documents on behalf of the Corporation, together with any other documents and/or instruments evidencing or ancillary to the Documents, and in such forms and on such terms as such officer(s) shall approve, the execution thereof to be conclusive evidence of such approval and to execute and deliver on behalf of the Corporation all other documents necessary to effectuate said transaction in conformance with these resolutions.

     Date: __________ 1999                     ______________________________
                                               Corporate Secretary



                                  EXHIBIT ONLY
                       ***DO NOT SIGN -- INITIAL ONLY***

                                  EXHIBIT "E"
                                  -----------

                                      -1-